Exhibit 10.6
Execution Version
AMENDMENT NO. 5 (this “Amendment No. 5”), dated as of June 18, 2026, among UNITED NATURAL FOODS, INC., a Delaware corporation (the “Lead Borrower”), UNFI WHOLESALE, INC., a Delaware corporation (“UNFI Wholesale”), UNFI DISTRIBUTION COMPANY, LLC, a Delaware limited liability company (“UNFI Distribution”) and SUPERVALU INC., a Delaware corporation (“SuperValu”, and together with UNFI Wholesale and UNFI Distribution, the “Co-Borrowers” and each, a “Co-Borrower”; and, the Co-Borrowers together with the Lead Borrower, the “Borrowers”), the 2026 Term Lenders party hereto and JPMorgan Chase Bank, N.A. (“JPMorgan”), as administrative agent (the “Administrative Agent”) and collateral agent under the Existing Credit Agreement.
WHEREAS, this Amendment No. 5 amends that certain Term Loan Agreement, dated as of October 22, 2018 (as amended by Amendment No. 1 dated as of February 11, 2021, Amendment No. 2 dated as of November 10, 2021, Amendment No. 3 dated as of June 3, 2022 and Amendment No. 4 dated as of May 1, 2024, and as further amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement”; the Existing Credit Agreement as amended by Amendment No. 5, the “Credit Agreement”) among the Lead Borrower, the Co-Borrowers, the Lenders party thereto and the Agents party thereto;
WHEREAS, JPMorgan and certain other financial institutions named in the Credit Agreement are acting as lead arrangers in respect of this Amendment No. 5 (collectively, the “Lead Arrangers”);
WHEREAS pursuant to Section 2.14 of the Existing Credit Agreement, the Borrowers have requested Incremental Term Loans in the form of Refinancing Loans (the “2026 Term Loans”) in an aggregate principal amount equal to $370,736,431.94, which 2026 Term Loans shall be used to refinance in full (concurrently with the effectiveness of this Amendment No. 5) the 2024 Term Loans (as defined in the Existing Credit Agreement) outstanding on the Amendment No. 5 Effective Date (as defined below) immediately prior to giving effect to this Amendment No. 5 (the “Existing Term Loans”; and each Lender with an Existing Term Loan prior to giving effect to this Amendment, an “Existing Term Lender”);
WHEREAS, each Existing Term Lender that executes and delivers a signature page to this Amendment No. 5 in the form of Annex I hereto (a “Lender Addendum”) will thereby (i) agree to the terms of this Amendment No. 5 and (ii) agree to continue 100% (or such lesser amount as JPMorgan may allocate) of its Existing Term Loans outstanding on the Amendment No. 5 Effective Date as 2026 Term Loans (such continued Existing Term Loans, the “Continued Term Loans” and all such Lenders, collectively, the “Continuing Term Lenders”; the Existing Term Lenders that are not Continuing Term Lenders, collectively, the “Non-Continuing Term Lenders”), in a principal amount equal to 100% of the aggregate principal amount of its Existing Term Loans (or such lesser amount as JPMorgan may allocate);
WHEREAS, each Person (other than a Continuing Term Lender in its capacity as such) that agrees to make 2026 Term Loans (collectively, the “Additional Term Lenders”) will make 2026 Term Loans to the Borrowers on the Amendment No. 5 Effective Date (the “Additional Term Loans”) in an amount equal to its Additional Term Commitment (defined below); and

WHEREAS, the Continuing Term Lenders and the Additional Term Lenders (collectively, the “2026 Term Lenders”) are severally willing to continue their Existing Term Loans as 2026 Term Loans and/or to make Additional Term Loans as 2026 Term Loans, as the case may be, subject to the terms and conditions set forth in this Amendment No. 5;
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
SECTION 1.Defined Terms. Capitalized terms used and not otherwise defined herein have the meanings assigned to them in the Credit Agreement.
SECTION 2. 2026 Term Loans.
(a)Subject to the terms and conditions set forth herein, each Continuing Term Lender (i) severally agrees to continue 100% (or such lesser amount as JPMorgan may allocate) of its Existing Term Loans as 2026 Term Loans in a principal amount equal to 100% of the aggregate principal amount of its Existing Term Loans (or such lesser amount as JPMorgan may allocate; any such principal amount of Existing Term Loans not allocated by JPMorgan to continue as 2026 Term Loans, the “Non-Allocated Existing Term Loans”) and (ii) shall be deemed for the purpose of the Credit Agreement to have made a 2026 Term Loan in an aggregate principal amount equal to the aggregate principal amount of its Existing Term Loans minus the principal amount of its Non-Allocated Existing Term Loans on the Amendment No. 5 Effective Date.
(b)Subject to the terms and conditions set forth herein, each Additional Term Lender severally agrees to make a 2026 Term Loan to the Borrowers on the Amendment No. 5 Effective Date in a principal amount equal to its Additional Term Commitment, which amount shall be made available to the Administrative Agent in immediately available funds in accordance with the Credit Agreement. The “Additional Term Commitment” of any Additional Term Lender will be the amount set forth opposite such Additional Term Lender’s name on Schedule 1 hereto. On the Amendment No. 5 Effective Date, the proceeds of the Additional Term Loans shall be applied to prepay the Existing Term Loans of the Non-Continuing Term Lenders and the Non-Allocated Existing Term Loans of the Continuing Term Lenders. The Additional Term Commitments of the Additional Term Lenders will be automatically and permanently reduced to $0 upon the funding of the Additional Term Loans on the Amendment No. 5 Effective Date.
(c)On the Amendment No. 5 Effective Date, (i) each Non-Continuing Term Lender shall have its Existing Term Loans prepaid in full, and the Borrowers shall pay to each Non-Continuing Term Lender all accrued and unpaid interest on, and premiums and fees related to, such Non-Continuing Term Lender’s Existing Term Loans to, but not including, the Amendment No. 5 Effective Date in accordance with the terms of the Existing Credit Agreement; and (ii) each Continuing Term Lender with Non-Allocated Existing Term Loans shall have its Non-Allocated Existing Term Loans prepaid in full, and the Borrowers shall pay to each such Continuing Term Lender all accrued and unpaid interest on, and premiums and fees related to, such Continuing Term Lender’s Non-Allocated Existing Term Loans to, but not including, the Amendment No. 5

Effective Date (the transactions contemplated by the preceding clauses (i) and (ii), collectively, the “Refinancing”).
(d)For the avoidance of doubt, on and after the Amendment No. 5 Effective Date, (i) the 2026 Term Loans shall constitute a single Class of Loans under the Credit Agreement and (ii) the 2026 Term Lenders shall constitute a single Class of Lenders under the Credit Agreement.
(e)Each 2026 Term Lender agrees to the amendments to the Credit Agreement set forth in Annex II hereto, which shall be deemed effective concurrently with the consummation of the Refinancing.
SECTION 3.Amendments to the Credit Agreement. In accordance with Section 2.14(d) and Section 10.01 of the Credit Agreement and effective as of the Amendment No. 5 Effective Date, the Existing Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Credit Agreement attached as Annex II hereto.
SECTION 4.Representations and Warranties. To induce the other parties hereto to enter into this Amendment No. 5, each Loan Party represents and warrants that:
(a)As of the Amendment No. 5 Effective Date, this Amendment No. 5 has been duly executed and delivered by each Loan Party that is party thereto. This Amendment No. 5 constitutes a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity.
(b)The representations and warranties of each Borrower contained in Article 5 of the Credit Agreement, or any other Loan Document, shall be true and correct in all material respects on and as of the Amendment No. 5 Effective Date; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided, further, that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates.
(c)As of the Amendment No. 5 Effective Date no Default or Event of Default shall exist, or would result from the transactions contemplated hereby or from the application of the proceeds therefrom.
SECTION 5.Amendment No. 5 Effective Date. This Amendment No. 5 shall become effective as of the first date (the “Amendment No. 5 Effective Date”) on which each of the following conditions shall have been satisfied:
(a)The Administrative Agent shall have received (i) a counterpart signature page of this Amendment No. 5 duly executed by each of the Loan Parties and the Administrative Agent and (ii) a counterpart to this Amendment No. 5 executed and delivered by each 2026 Term Lender).

(b)The representations and warranties set forth in Section 4 of this Amendment No. 5 shall be true and correct in all respects on and as of the Amendment No. 5 Effective Date, and the Lead Arrangers shall have received a certificate (in form and substance reasonably acceptable to the Lead Arrangers), dated as of the Amendment No. 5 Effective Date and signed by a Responsible Officer of the Lead Borrower, certifying as to such representations and warranties.
(c)The Administrative Agent and the Lead Arrangers shall have received an opinion from Mayer Brown LLP, U.S. counsel to the Loan Parties, in form and substance reasonably satisfactory to the Administrative Agent.
(d)The Administrative Agent shall have received a Committed Loan Notice in respect of the 2026 Term Loans.
(e)[Reserved].
(f)The prepayment of (A) the Existing Term Loans of the Non-Continuing Term Lenders, (B) the Non-Allocated Existing Term Loans of the Continuing Term Lenders and (C) all other outstanding 2024 Term Loans (other than Continued Term Loans), in each case, shall have been consummated or, substantially concurrently with the incurrence (or continuation) of the 2026 Term Loans, shall be consummated, in each case with all accrued and unpaid interest on, and premiums and fees related to, the Existing Term Loans to, but not including, the Amendment No. 5 Effective Date.
(g)The Administrative Agent and the Lead Arrangers shall have received a certificate signed by a Responsible Officer of the Lead Borrower designating the 2026 Term Loans as Refinancing Loans.
(h)The Lead Arrangers shall have received such documents and certificates as the Lead Arrangers or its counsel may reasonably request relating to the organization, existence and good standing of each Loan Party, the authorization of execution, delivery and performance of this Amendment No. 5, the performance of the Credit Agreement and each other applicable Loan Document, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.
(i)The Lead Arrangers shall have received a certificate attesting to the Solvency of the Lead Borrower and its Subsidiaries, on a consolidated basis, on the Amendment No. 5 Effective Date after giving effect to the transactions contemplated by this Amendment No. 5 and the Credit Agreement, signed by the Lead Borrower’s chief financial officer or other officer with equivalent duties of the Lead Borrower, in form and substance reasonably satisfactory to the Lead Arrangers and their counsel.
(j)The Borrowers shall have paid all fees and amounts due and payable pursuant to this Amendment No. 5 and/or any letter agreements or fee letters by and between the Borrowers and the Lead Arrangers (collectively, the “Engagement Letter”), including, to the extent evidenced by a written invoice, reimbursement or payment of documented and reasonable out-of-pocket expenses in connection with this Amendment No. 5 and any other out-of-pocket expenses of the Lead Arrangers required to be paid or reimbursed pursuant to the Credit Agreement or the Engagement Letter, including the fees of a single counsel to the Administrative Agent in connection with this Amendment No. 5.
(k)The Administrative Agent and the Lead Arrangers shall have received at least three (3) Business Day prior to the Amendment No. 5 Effective Date all documentation and other information about the Borrowers and the Guarantors as has been reasonably requested in writing at least ten (10) days prior to the Amendment No. 5 Effective Date by the Administrative Agent and the Lead Arrangers that they reasonably determine is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the USA PATRIOT Act.
SECTION 6.Effect of Amendment No. 5.
(a)Except as expressly set forth herein, this Amendment No. 5 shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or Agents under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or of any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle the Borrowers to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances.
(b)From and after the Amendment No. 5 Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import, and each reference to the “Credit Agreement” in any other Loan Document shall be deemed a reference to the Credit Agreement. This Amendment No. 5 shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.
(c)This Amendment No. 5 shall be deemed to be an “Incremental Facility Amendment” as defined in the Credit Agreement. Each of the Lenders party hereto hereby acknowledge that the Borrowers hereby provide notice under Section 2.14 of the Credit Agreement of their request for Incremental Term Loans, with the proposed terms set forth herein, and all notice requirements in Section 2.14 of the Credit Agreement with respect to such request have been satisfied.
(d)The Existing Credit Agreement, as specifically amended by this Amendment No. 5, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, the Collateral Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations (including, for the avoidance of doubt, all Obligations in respect of the 2026 Term Loans made available hereunder) of the Loan Parties under the Loan Documents, in each case as amended by this Amendment No. 5. The parties hereto acknowledge and agree that (i) this Amendment No. 5 and any other Loan Documents executed and delivered in connection herewith do not constitute a novation, or termination of the Obligations under the Credit Agreement and the other Loan

Documents as in effect prior to the Amendment No. 5 Effective Date and (ii) such Obligations are in all respects continuing (as amended hereby) with only the terms thereof being modified to the extent provided in this Amendment.
(e)Each Loan Party and, in the case of clause (iii), each Guarantor hereby (i) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each of the Loan Documents to which it is a party, (ii) ratifies and reaffirms each grant of a lien on, or security interest in, its property made pursuant to the Loan Documents (including, without limitation, the grant of security made by such Loan Party pursuant to the Security Agreement) and confirms that such liens and security interests continue to secure the Obligations under the Loan Documents (including, for the avoidance of doubt, all Obligations in respect of the 2026 Term Loans made available hereunder), subject to the terms thereof and (iii) in the case of each Guarantor, ratifies and reaffirms its guaranty of the Obligations (including, for the avoidance of doubt, all Obligations in respect of the 2026 Term Loans made available hereunder) pursuant to the Guaranty.
SECTION 7.GOVERNING LAW. THIS AMENDMENT NO. 5 SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
SECTION 8.Costs and Expenses. The Borrowers agree to reimburse the Administrative Agent promptly after receipt of a written request for its documented and reasonable out-of-pocket expenses in connection with this Amendment No. 5, including the reasonable fees, charges and disbursements of a single counsel for the Administrative Agent, in accordance with the terms of the Credit Agreement.
SECTION 9.Counterparts.
(a)This Amendment No. 5 may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Amendment No. 5, the Engagement Letter and any separate letter agreements with respect to fees payable to the Existing Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.
(b)Delivery of an executed counterpart of a signature page of this Amendment No. 5 and any Loan Document or Ancillary Document that is an Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Amendment No. 5 and such other Loan Document or Ancillary Document, as applicable. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Amendment No. 5, any other Loan Document and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require the Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (i) to the extent the Administrative Agent has agreed to accept any Electronic Signature, the Administrative Agent and each of the Lenders shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of the Borrowers or any other Loan Party without further verification thereof and without any obligation to review the appearance or form of any such Electronic Signature and (ii) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, the Borrower and each other Loan Party hereby (A) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders, and the Borrowers and the other Loan Parties, Electronic Signatures transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Amendment No. 5, any other Loan Document and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (B) the Administrative Agent and each of the Lenders may, at its option, create one or more copies of this Amendment No. 5, any other Loan Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (C) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Amendment No. 5, any other Loan Document and/or any Ancillary Document based solely on the lack of paper original copies of this Amendment No. 5, such other Loan Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto and (D) waives any claim against any Lender Affiliate for any liabilities arising solely from the Administrative Agent’s and/or any Lender’s reliance on or use of Electronic Signatures and/or transmissions by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page, including any liabilities arising as a result of the failure of the Borrowers and/or any other Loan Party to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.
SECTION 10. Headings. Section headings herein are included for convenience of reference only and shall not affect the interpretation of this Amendment No. 5.
[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 5 to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.
UNITED NATURAL FOODS, INC.

By:

/s/ Devon Hart
Name:    Devon Hart
Title:    Senior Vice President and Treasurer

UNFI WHOLESALE, INC.

By:

/s/ Devon Hart
Name:    Devon Hart
Title:    Vice President and Treasurer

UNFI DISTRIBUTION COMPANY

By:

/s/ Devon Hart
Name:    Devon Hart
Title:    Vice President and Treasurer

SUPERVALU INC.

By:

/s/ Devon Hart
Name:    Devon Hart
Title:    Vice President and Treasurer

[Signature Page to Amendment No. 5]

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

By:

/s/ Rohan Bhatia
Name: Rohan Bhatia
Title:    Executive Director

[Signature Page to Amendment No. 5]

JPMORGAN CHASE BANK, N.A.,
as an Additional Term Lender

By:

/s/ Rohan Bhatia
Name: Rohan Bhatia
Title:    Executive Director

[Signature Page to Amendment No. 5]

ANNEX I

LENDER ADDENDUM TO
AMENDMENT NO. 5
This Lender Addendum (this “Lender Addendum”) is referred to in, and is a signature page to, Amendment No. 5 (“Amendment No. 5”) dated as of June 18, 2026 to that certain Term Loan Agreement dated as of October 22, 2018 (as amended by Amendment No. 1 dated as of February 11, 2021, Amendment No. 2 dated as of November 10, 2021, Amendment No. 3 dated as of June 3, 2022, Amendment No. 4 dated as of May 1, 2024 and as further amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”) among UNITED NATURAL FOODS, INC., a Delaware corporation (the “Lead Borrower”), UNFI DISTRIBUTION COMPANY, LLC, a Delaware limited liability company (“UNFI Distribution”) and SUPERVALU INC., a Delaware corporation (“SuperValu”, and together with UNFI Wholesale and UNFI Distribution, the “Co-Borrowers” and each, a “Co-Borrower”, and the Co-Borrowers together with the Lead Borrower, the “Borrowers”), the Lenders from time to time party thereto and the Agents party thereto. Capitalized terms used but not defined in this Lender Addendum have the meanings assigned to such terms in Amendment No. 5.

IN WITNESS WHEREOF, the undersigned has caused this Lender Addendum to be executed and delivered by a duly authorized officer as of the date first written above.
Continuing Term Lenders:
    Consent and Convert (100% Cashless Settlement). The undersigned hereby irrevocably and unconditionally consents to the terms of the Amendment and the Amended Credit Agreement and agrees to the conversion of the full principal amount of its Existing Term Loans (or such lesser amount as notified and allocated to the undersigned by JPMorgan, as determined by JPMorgan in its sole discretion), with any remaining Existing Term Loans being assigned at par to a 2026 Term Lender on the Amendment No. 5 Effective Date (with no Assignment and Assumption required to be executed by such Continuing Term Lender to effect such assignment) effective as of the Amendment No. 5 Effective Date via a cashless roll.

, as
a Continuing Term Lender
(Name of Institution)

By:

Name:
Title:

[If a second signature is necessary:]

By:

Name:
Title:

ANNEX II

AMENDMENTS TO CREDIT AGREEMENT

[Changed pages to Credit Agreement follow]

Execution Version
UNITED NATURAL FOODS, INC.,
as the Lead Borrower
and
SUPERVALU INC.,
UNFI DISTRIBUTION COMPANY, LLC and
UNFI WHOLESALE, INC.
as the Co-Borrowers
______________________________________________________________________________
TERM LOAN AGREEMENT
Dated as of October 22, 2018,
as amended by Amendment No. 1, dated as of February 11, 2021,
Amendment No. 2, dated as of November 10, 2021, ~~and~~
Amendment No. 3, dated as of June 3, 2022,
Amendment No. 4, dated as of May 1, 2024, and
Amendment No. 5, dated as of June 18, 2026
______________________________________________________________________________
JPMORGAN CHASE BANK, N.A.,
as Administrative Agent and Collateral Agent
and
THE LENDERS PARTY HERETO FROM TIME TO TIME

______________________________________________________________________________

Table of Contents

		Page

ARTICLE I

Definitions and Accounting Terms

Section 1.01	Defined Terms		2
Section 1.02	Other Interpretive Provisions	~~62~~	61
Section 1.03	Accounting Terms		62
Section 1.04	Rounding		63
Section 1.05	References to Agreements, Laws, Etc.		63
Section 1.06	Times of Day		63
Section 1.07	Timing of Payment or Performance		63
Section 1.08	Currency Equivalents Generally	~~64~~	63
Section 1.09	Certain Calculations and Tests		64
Section 1.10	Interest Rates; Benchmark Notification.~~.~~	~~66~~	65
Section 1.11	Divisions		66

ARTICLE II

The Term Commitments and Credit Extensions

Section 2.01	The Term Borrowings		66
Section 2.02	Borrowings, Conversions and Continuations of Loans	~~67~~	66
Section 2.03	[Reserved]	~~69~~	68
Section 2.04	[Reserved]	~~69~~	68
Section 2.05	Prepayments	~~69~~	68
Section 2.06	Termination or Reduction of Term Commitments	~~76~~	75
Section 2.07	Repayment of Loans		76
Section 2.08	Interest	~~77~~	76
Section 2.09	Fees		77
Section 2.10	Computation of Interest and Fees		77
Section 2.11	Evidence of Indebtedness		77
Section 2.12	Payments Generally	~~78~~	77
Section 2.13	Sharing of Payments	~~80~~	79
Section 2.14	Incremental Credit Extensions		80
Section 2.15	Extensions of Term Loans.	~~83~~	82
Section 2.16	Defaulting Lenders		84
Section 2.17	Permitted Debt Exchanges	~~85~~	84
Section 2.18	Co-Borrowers	~~88~~	87
Section 2.19	Alternate Rate of Interest.	~~89~~	88

ARTICLE III

Taxes, Increased Costs Protection and Illegality

Section 3.01	Taxes	~~91~~	90
Section 3.02	Inability to Determine Rates	~~94~~	93
v

Section 3.03	Increased Cost and Reduced Return; Capital Adequacy; Reserves on Term SOFR Loans	~~94~~	93
Section 3.04	Funding Losses	~~96~~	94
Section 3.05	Matters Applicable to All Requests for Compensation	~~96~~	95
Section 3.06	Replacement of Lenders under Certain Circumstances	~~97~~	96
Section 3.07	Illegality	~~98~~	97
Section 3.08	Survival	~~98~~	97

ARTICLE IV

Conditions Precedent to Credit Extensions

Section 4.01	Conditions to Closing Date	~~99~~	97
Section 4.02	Conditions to Subsequent Credit Extensions	~~102~~	100

ARTICLE V

Representations and Warranties

Section 5.01	Existence, Qualification and Power; Compliance with Laws	~~102~~	101
Section 5.02	Authorization; No Contravention	~~103~~	101
Section 5.03	Governmental Authorization; Other Consents	~~103~~	102
Section 5.04	Binding Effect	~~103~~	102
Section 5.05	Financial Statements; No Material Adverse Effect	~~103~~	102
Section 5.06	Litigation	~~104~~	102
Section 5.07	Ownership of Property; Liens	~~104~~	103
Section 5.08	Environmental Matters	~~104~~	103
Section 5.09	Taxes	~~104~~	103
Section 5.10	Compliance with ERISA	~~105~~	103
Section 5.11	[Reserved]	~~106~~	104
Section 5.12	Margin Regulations; Investment Company Act	~~106~~	104
Section 5.13	Disclosure	~~106~~	104
Section 5.14	Intellectual Property; Licenses, Etc.	~~106~~	105
Section 5.15	Solvency	~~106~~	105
Section 5.16	Collateral Documents	~~107~~	105
Section 5.17	Use of Proceeds	~~107~~	105
Section 5.18	Sanctions Laws and Regulations and Anti-Corruption Laws	~~107~~	106
Section 5.19	Labor Relations	~~107~~	106
Section 5.20	PACA and PSA	~~107~~	106

ARTICLE VI

Affirmative Covenants

Section 6.01	Financial Statements	~~108~~	106
Section 6.02	Certificates; Other Information	~~109~~	107
Section 6.03	Notices	~~110~~	109
Section 6.04	Maintenance of Existence	~~110~~	109
Section 6.05	Maintenance of Properties	~~110~~	109
Section 6.06	Maintenance of Insurance	~~111~~	109
Section 6.07	Compliance with Laws	~~111~~	109

Section 6.08	Books and Records	~~111~~	109
Section 6.09	Inspection Rights	~~111~~	110
Section 6.10	Covenant to Guarantee Obligations and Give Security	~~111~~	110
Section 6.11	Use of Proceeds	~~112~~	111
Section 6.12	Further Assurances and Post-Amendment No. 4 Effective Date Covenants	~~113~~	111
Section 6.13	Designation of Subsidiaries	~~113~~	112
Section 6.14	Payment of Taxes	~~114~~	112
Section 6.15	Nature of Business	~~114~~	112
Section 6.16	Maintenance of Rating of the Borrower and the Facilities	~~114~~	113
Section 6.17	Lender Calls	~~114~~	113
Section 6.18	Maintenance of Fiscal Years.	~~114~~	113
Section 6.19	MIRE Events	~~114~~	113

ARTICLE VII

Negative Covenants

Section 7.01	Liens	~~115~~	113
Section 7.02	Investments	~~119~~	117
Section 7.03	Indebtedness	~~121~~	120
Section 7.04	Fundamental Changes	~~126~~	124
Section 7.05	Dispositions	~~127~~	126
Section 7.06	Restricted Payments	~~129~~	128
Section 7.07	Transactions with Affiliates	~~131~~	129
Section 7.08	Prepayments, Etc., of Indebtedness	~~132~~	130
Section 7.09	[Reserved]	~~133~~	131
Section 7.10	Negative Pledge and Subsidiary Distributions	~~133~~	131

ARTICLE VIII

Events of Default and Remedies

Section 8.01	Events of Default	~~134~~	133
Section 8.02	Remedies Upon Event of Default	~~136~~	135
Section 8.03	Exclusion of Immaterial Subsidiaries	~~137~~	135
Section 8.04	Application of Funds	~~137~~	135

ARTICLE IX

Administrative Agent and Other Agents

Section 9.01	Appointment and Authorization of Agents	~~138~~	136
Section 9.02	Delegation of Duties	~~139~~	137
Section 9.03	Liability of Agents	~~139~~	137
Section 9.04	Reliance by Agents	~~140~~	138
Section 9.05	Notice of Default	~~140~~	138
Section 9.06	Credit Decision, Etc.	~~140~~	138
Section 9.07	Indemnification of Agents	~~141~~	139
Section 9.08	Agents in their Individual Capacities	~~141~~	139
Section 9.09	Successor Agents	~~141~~	140
Section 9.10	Administrative Agent May File Proofs of Claim	~~142~~	140

Section 9.11	Collateral and Guaranty Matters	~~144~~	142
Section 9.12	Other Agents; Arrangers and Managers	~~145~~	143
Section 9.13	Appointment of Supplemental Administrative Agents	~~145~~	143
Section 9.14	Withholding Tax	~~146~~	144
Section 9.15	Secured Hedge Agreements	~~146~~	144
Section 9.16	Erroneous Payments	~~146~~	144
Section 9.17	Borrower Communications		146

ARTICLE X

Miscellaneous

Section 10.01	Amendments, Etc.	~~148~~	147
Section 10.02	Notices and Other Communications; Facsimile Copies	~~150~~	149
Section 10.03	No Waiver; Cumulative Remedies	~~153~~	152
Section 10.04	Attorney Costs and Expenses	~~153~~	152
Section 10.05	Indemnification by the Borrower	~~154~~	153
Section 10.06	Payments Set Aside	~~155~~	154
Section 10.07	Successors and Assigns	~~155~~	154
Section 10.08	Confidentiality	~~160~~	159
Section 10.09	Setoff	~~161~~	160
Section 10.10	Counterparts Integration; Effectiveness; Electronic Execution	~~162~~	161
Section 10.11	Integration	~~163~~	162
Section 10.12	Survival of Representations and Warranties	~~163~~	162
Section 10.13	Severability	~~163~~	162
Section 10.14	GOVERNING LAW, JURISDICTION, SERVICE OF PROCESS	~~164~~	162
Section 10.15	WAIVER OF RIGHT TO TRIAL BY JURY	~~164~~	163
Section 10.16	Binding Effect	~~165~~	163
Section 10.17	Judgment Currency	~~165~~	163
Section 10.18	Lender Action	~~165~~	164
Section 10.19	Know-Your-Customer, Etc	~~165~~	164
Section 10.20	USA PATRIOT Act	~~165~~	164
Section 10.21	Applicable Intercreditor Agreements	~~166~~	164
Section 10.22	Obligations Absolute	~~166~~	165
Section 10.23	No Advisory or Fiduciary Responsibility	~~166~~	165
Section 10.24	[Reserved.]	~~167~~	166
Section 10.25	Acknowledgment and Consent to Bail-In of Affected Financial Institutions	~~167~~	166
Section 10.26	Lender Representation	~~168~~	166
Section 10.27	Acknowledgement Regarding Any Supported QFCs	~~169~~	167

WHEREAS, following the Closing Date, the Term B-2 Term Loans were paid off in full;
WHEREAS, following the Closing Date, the Lead Borrower and certain other Loan Parties (i) entered into Amendment No. 1 hereto in order to, amongst other things, reduce the Applicable Rate applicable at such time, (ii) entered into Amendment No. 2 in order to, amongst other things, reduce the Applicable Rate applicable at such time and (iii) entered into Amendment No. 3 hereto in order to replace the eurocurrency rate applicable at such time with Term SOFR; and
WHEREAS, on the Amendment No. 4 Effective Date, the Borrower incurred Refinancing Loans in the form of the 2024 Term Loans the proceeds of which, together with cash on hand and other available funds, were used to refinance in full the 2018 Term Loans; ~~and~~
WHEREAS, on the Amendment No. 5 Effective Date, the Borrower incurred Refinancing Loans in the form of the 2026 Term Loans the proceeds of which were used to refinance in full the 2024 Term Loans; and
WHEREAS, the Lenders have indicated their willingness to make ~~2024~~2026 Term Loans, on the terms and subject to the conditions set forth herein.
NOW, THEREFORE, for valuable consideration hereby acknowledged, the parties agree as follows:
ARTICLE I
Definitions and Accounting Terms
Section 1.01    Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:
“2018 Term Commitment” means, as to each 2018 Term Lender, its obligation to make a 2018 Term Loan to the Borrower pursuant to Section 2.01(a) (which obligation was satisfied on the Closing Date). The aggregate amount of the 2018 Term Commitments on the Closing Date was $1,800,000,000.
“2018 Term Lender” means, at any time, any Lender that has a 2018 Term Commitment or a 2018 Term Loan at such time.
“2018 Term Loan” means a Loan made pursuant to Section 2.01(a).
“2024 Term Commitment” means, as to each 2024 Term Lender, its obligation to make a 2024 Term Loan to the Borrower pursuant to Amendment No. 4 in an aggregate principal amount not to exceed (x) the amount expressly contemplated by Amendment No. 4 on the Amendment No. 4 Effective Date or (y) in the Assignment and Assumption pursuant to which such 2024 Term Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The initial aggregate amount of the 2024 Term Commitments is $500,000,000.
“2024 Term Lender” means, at any time, any Lender that has a 2024 Term Commitment or a 2024 Term Loan at such time.

“2024 Term Loan” means a Loan made in accordance with Section 2.01(b).
“2026 Term Commitment” means, as to each 2026 Term Lender, its obligation to make a 2026 Term Loan to the Borrower pursuant to Amendment No. 5 in an aggregate principal amount not to exceed (x) the amount expressly contemplated by Amendment No. 5 on the Amendment No. 5 Effective Date or (y) in the Assignment and Assumption pursuant to which such 2026 Term Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The initial aggregate amount of the 2026 Term Commitments is $370,736,431.94.
“2026 Term Lender” means, at any time, any Lender that has a 2026 Term Commitment or a 2026 Term Loan at such time.
“2026 Term Loan” means a Loan made in accordance with Section 2.01(c).
“2028 Notes” means the 6.750% senior unsecured notes due 2028 issued by the Lead Borrower pursuant to that certain Indenture, dated as of October 22, 2020, among the Borrower, as issuer, the subsidiary guarantors party thereto and U.S. Bank National Association, as trustee.
“2028 Notes Maturity Date” means October 15, 2028.
“ABL Credit Agreement” means the Loan Agreement, dated as of June 3, 2022, by and among the Borrower (as administrative borrower), UNFI Canada, Inc., a corporation organized under the Canada Business Corporations Act (as a co-borrower), each additional borrower from time to time party thereto, the ABL Facility Administrative Agent and the several banks and other financial institutions from time to time parties thereto, as such agreement may be amended, restated, amended and restated, supplemented, waived or otherwise modified from time to time, in each case to the extent permitted hereunder, and any Permitted Refinancing thereof (unless such agreement, instrument or document expressly provides that it is not intended to be and is not an ABL Credit Agreement), in each case to the extent permitted hereunder.
“ABL Facility” means the collective reference to the ABL Credit Agreement, any Loan Documents (as defined therein), any notes and letters of credit issued pursuant thereto and any guarantee, security agreement, patent, trademark or copyright security agreements, letter of credit applications and other guarantees, pledge agreements, security agreements and collateral documents, and other instruments and documents, executed and delivered pursuant to or in connection with any of the foregoing, in each case as the same may be amended, supplemented, waived or otherwise modified from time to time, or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time, in each case to the extent permitted hereunder and any Permitted Refinancing thereof (unless such agreement, instrument or document expressly provides that it is not intended to be and is not an ABL Facility).
“ABL Facility Administrative Agent” means Well Fargo Bank, National Association, in its capacity as administrative agent (and/or collateral agent, as the context requires) under the ABL Credit Agreement or any successor agent under the ABL Loan Documents.
“ABL Lenders” means “Lenders” under the ABL Credit Agreement.
“ABL Loan Documents” means, collectively, (i) the ABL Credit Agreement and (ii) the security documents, intercreditor agreements (including the Intercreditor Agreement), guarantees, joinders and other agreements or instruments executed in connection with the ABL Facility or such other agreements, in each case, as amended, modified, supplemented, substituted, replaced, restated or

“Agent-Related Persons” means the Agents, together with their respective Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.
“Agents” means, collectively, the Administrative Agent, the Collateral Agent and the Supplemental Administrative Agents (if any).
“Aggregate Commitments” means the Term Commitments of all the Lenders.
“Agreement” has the meaning specified in the introductory paragraph hereof.
“Agreement Currency” has the meaning specified in Section 10.17.
“Amendment No. 1” means Amendment No. 1 to Term Loan Agreement, dated as of February 11, 2021, among the Lead Borrower, Supervalu, as Co-Borrower, the Guarantors party thereto, and the lenders and agents party thereto.
“Amendment No. 2” means Amendment No. 2 to Term Loan Agreement, dated as of November 10, 2021, among the Lead Borrower, Supervalu, as Co-Borrower, the Guarantors party thereto, and the lenders and agents party thereto.
“Amendment No. 2 Effective Date” means November 10, 2021.
“Amendment No. 3” means Amendment No. 3 to Term Loan Agreement, dated as of June 3, 2022, among the Lead Borrower, Supervalu, as Co-Borrower, and the agents party thereto.
“Amendment No. 4” means Amendment No. 4 to Term Loan Agreement, dated as of the Amendment No. 4 Effective Date, among the Lead Borrower, the Co-Borrower, the Guarantors, and the lenders and agents party thereto.
“Amendment No. 4 Effective Date” means May 1, 2024.
“Amendment No. 4 Transactions” means (a) the syndication of the 2024 Term Loans, (b) the execution of Amendment No. 4, the funding of the 2024 Term Loans, the refinancing of the 2018 Term Loans and the consummation of the other transactions in connection therewith, including the entry into the Successor Agency Agreement referred to in Amendment No. 4 and (c) the payment of fees or expenses in connection with the foregoing.
“Amendment No. 5” means Amendment No. 5 to Term Loan Agreement, dated as of the Amendment No. 5 Effective Date, among the Lead Borrower, the Co-Borrower, the Guarantors, and the lenders and agents party thereto.
“Amendment No. 5 Effective Date” means June 18, 2026.
“Amendment No. 5 Transactions” means (a) the syndication of the 2026 Term Loans, (b) the execution of Amendment No. 5, the funding of the 2026 Term Loans, the refinancing of the 2024 Term Loans and the consummation of the other transactions in connection therewith and (c) the payment of fees or expenses in connection with the foregoing.
“Ancillary Document” has the meaning specified in Section 10.10(b).

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrowers or their Subsidiaries from time to time concerning or relating to bribery or corruption, including, without limitation, the FCPA.
“Applicable Discount” has the meaning specified in Section 2.05(d)(iii).
“Applicable Intercreditor Agreement” means (a) to the extent executed in connection with any incurrence of Indebtedness secured by Liens on the Collateral that (i) are intended to rank equal in priority to the Liens on the ABL Priority Collateral securing the ABL Obligations and (ii) are intended to rank junior in priority to the Liens on the Term Priority Collateral securing the Obligations, the Intercreditor Agreement, (b) to the extent executed in connection with any incurrence of Indebtedness secured by Liens on the Collateral that are intended to rank equal in priority to the Liens on the Collateral securing the Obligations (but without regard to control of remedies), the Intercreditor Agreement and a customary intercreditor agreement in form and substance reasonably acceptable to the Administrative Agent and the Borrower, which agreement shall provide that the Liens on the Collateral securing such Indebtedness shall rank equal in priority to the Liens on the Collateral securing the Obligations and (c) to the extent executed in connection with any incurrence of Indebtedness secured by Liens on the Collateral that are intended to rank junior in priority to the Liens securing the Obligations, a customary intercreditor agreement in form and substance reasonably acceptable to the Administrative Agent and the Borrower, which agreement shall provide that the Liens on the Collateral securing such Indebtedness shall rank junior to the Liens on the Collateral securing the Obligations; provided that, in the case of clauses (b) and (c) above, the Administrative Agent may in its sole discretion (but is not required to) post the proposed Applicable Intercreditor Agreement to Lenders, in which case such Applicable Intercreditor Agreement shall be deemed to be acceptable to the Administrative Agent and the Lenders unless the Required Lenders shall have delivered notice in writing objecting to such Applicable Intercreditor Agreement within five Business Days of the posting thereof.
“Applicable Lending Office” means for any Lender, such Lender’s office, branch or affiliate designated for Term SOFR Loans or Base Rate Loans, as applicable, as notified to the Administrative Agent, any of which offices may be changed by such Lender.
“Applicable Percentage” means, at any time (a) with respect to any Lender with a Term Commitment of any Class, the percentage (carried out to the 9th decimal place) equal to a fraction the numerator of which is the amount of such Lender’s Term Commitment of such Class at such time and the denominator of which is the aggregate amount of all Term Commitments of such Class of all Lenders and (b) with respect to the Loans of any Class, a percentage (carried out to the 9th decimal place) equal to a fraction the numerator of which is such Lender’s Outstanding Amount of the Loans of such Class and the denominator of which is the aggregate Outstanding Amount of all Loans of such Class.
~~“Applicable Prepayment or Assignment” has the meaning specified in Section 2.05(a)(iv).~~
“Applicable Rate” means as of any date of determination, a percentage per annum equal to, (A) for Term SOFR Loans that are ~~2024~~2026 Term Loans, ~~4.75~~4.00% and (B) for Base Rate Loans that are ~~2024~~2026 Term Loans, ~~3.75~~3.00%.
“Appropriate Lender” means, at any time, with respect to Loans of any Class, the Lenders of such Class.
“Approved Borrower Portal” has the meaning specified in Section 9.17(a).

notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law,” regardless of the date enacted, adopted or issued.
“Change of Control” means the earlier to occur of:
(a)a “person” or “group” (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act), becoming the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of Voting Stock of the Borrower entitled to exercise more than 50% of the total voting power of all outstanding Voting Stock of the Borrower (including any right to acquire Voting Stock that is not then outstanding of which such person or group is deemed the beneficial owner);
(b)during any period of 12 consecutive months, a majority of the members of the board of directors of the Borrower cease to be composed of individuals (i) who were members of that board on the first day of such period, (ii) whose election or nomination to that board was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or (iii) whose election or nomination to that board was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board; or
(c)the occurrence of a “Change of Control” (or similar event, however denominated), as defined in the ABL Credit Agreement.
“Class” (a) when used with respect to Lenders, refers to whether such Lenders hold a particular Class of Term Commitments, Incremental Revolving Commitments or Loans, (b) when used with respect to (i) Term Commitments, refers to whether such Term Commitments are 2018 Term Commitments, 2024 Term Commitments, 2026 Term Commitments, Term Commitments in respect of any Incremental Term Loans or Term Commitments in respect of any Extended Term Loans and (ii) Incremental Revolving Commitments, refers to Incremental Revolving Loans and (c) when used with respect to Loans or a Borrowing, refers to whether such Loans, or the Loans comprising such Borrowing, are 2018 Term Loans, 2024 Term Loans, 2026 Term Loans, Extended Term Loans, Incremental Term Loans or Incremental Revolving Loans. Incremental Term Loans and Extended Term Loans that have different terms and conditions (together with the Term Commitments in respect thereof) shall be construed to be in different Classes.
“Closing Date” means the date all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 10.01.
“Closing Date ABL Credit Agreement” means the Loan Agreement, dated as of August 30, 2018, by and among the Borrower (as administrative borrower), United Natural Foods West, Inc., a California corporation (as a co-borrower), UNFI Canada, Inc., a corporation organized under the Canada Business Corporations Act (as a co-borrower), each additional borrower from time to time party thereto, the Bank of America, N.A., as administrative agent, and the several banks and other financial institutions from time to time parties thereto.
“Closing Date Audited Financial Statements” means copies of (i) the audited consolidated balance sheet and related consolidated statements of operations, comprehensive income,

“Incremental Facilities” has the meaning specified in Section 2.14(a).
“Incremental Facility Amendment” has the meaning specified in Section 2.14(d).
“Incremental Facility Closing Date” has the meaning specified in Section 2.14(e).
“Incremental Incurrence Test” has the meaning specified in Section 2.14(a).
“Incremental Revolving Commitments” has the meaning specified in Section 2.14(a).
“Incremental Revolving Loans” has the meaning specified in Section 2.14(a).
“Incremental Term Loans” has the meaning specified in Section 2.14(a). For the avoidance of doubt, (x) after giving effect to Amendment No. 4, the 2024 Term Loans shall not constitute “Incremental Term Loans” for purposes of this Agreement and (y) after giving effect to Amendment No. 5, the 2026 Term Loans shall not constitute “Incremental Term Loans” for purposes of this Agreement.
“Incurrence Based Amounts” has the meaning specified in Section 1.09(b).
“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:
(a)all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;
(b)the maximum amount (after giving effect to any prior drawings or reductions which may have been reimbursed) of all letters of credit (including standby and commercial), banker’s acceptances, bank guaranties, surety bonds, performance bonds and similar instruments issued or created by or for the account of such Person;
(c)net obligations of such Person under any Swap Contract;
(d)all obligations of such Person to pay the deferred purchase price of property or services (other than (i) trade accounts payable in the ordinary course of business and (ii) any earn-out obligation until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP and if not paid within thirty (30) days after becoming due and payable);
(e)indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements and mortgage, industrial revenue bond, industrial development bond and similar financings), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;
(f)all Attributable Indebtedness;
(g)all obligations of such Person in respect of Disqualified Equity Interests; and
(h)all Guarantee Obligations of such Person in respect of any of the foregoing.

(a)any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;
(b)any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period;
(c)no Interest Period shall extend beyond the Maturity Date of the Facility under which such Loan was made; and
(d)no tenor that has been removed from this definition pursuant to Section 2.19 shall be available for specification in such Committed Loan Notice.
Notwithstanding the foregoing, the Borrower may select an initial Interest Period for the ~~2024~~2026 Term Loans ending on the date that is no more than three (3) months after the Amendment No. ~~4~~5 Effective Date that is, subject to clause (a) of the definition of “Interest Period,” the last day of any month following the Amendment No. ~~4~~5 Effective Date.
“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests or debt or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee Obligation with respect to any obligation of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person (excluding, in the case of the Borrower and the Restricted Subsidiaries, intercompany loans, advances, or Indebtedness having a term not exceeding 364 days (inclusive of any roll-over or extensions of terms) and made in the ordinary course of business consistent with past practice) or (c) the purchase or other acquisition (in one transaction or a series of transactions) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment but giving effect to any returns or distributions of capital or repayment of principal actually received in cash by such other Person with respect thereto (but only to the extent that the aggregate amount of all such returns, distributions and repayments with respect to such Investment does not exceed the principal amount of such Investment and less any such amount which increases the Available Amount; it being understood that any returns of capital or sale proceeds actually received in cash in respect of any Investments in excess of the amount of such Investment valued at cost at the time such Investment was made shall increase the Available Amount (to the extent such excess amount of returns or proceeds would otherwise increase the Available Amount pursuant to the definition thereof)).
“IP Rights” has the meaning specified in Section 5.14.
“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.
“Judgment Currency” has the meaning specified in Section 10.17.

“Junior Debt” means Indebtedness incurred by a Loan Party that is (x) in excess of the Threshold Amount and subordinated in right of payment to the prior payment of all Obligations of such Loan Party under the Loan Documents, (y) in excess of the Threshold Amount and junior in priority to the Liens securing the Obligations or (z) in excess of the Threshold Amount and is unsecured, to the extent, in the case of this clause (z), any prepayment, redemption, purchase, defeasance or other satisfaction prior to the scheduled maturity thereof is funded by a Borrowing. For the avoidance of doubt, Junior Debt shall not include the ABL Facility.
“Junior Debt Documents” means any agreement, indenture or instrument pursuant to which any Junior Debt is issued, in each case as amended to the extent permitted under the Loan Documents.
“JV Entity” means any joint venture of the Borrower or any Restricted Subsidiary that is not a Subsidiary.
“JPMorgan” means JPMorgan Chase Bank, N.A.
“Latest Maturity Date” means, at any date of determination, the latest Maturity Date applicable to any Loan or Term Commitment hereunder at such time, including the latest maturity date of any Extended Term Loan or Incremental Term Loan, in each case as extended in accordance with this Agreement from time to time.
“Laws” means, collectively, all international, foreign, federal, state, provincial and local laws (including common laws), statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority. For purposes of Article III, the definition of “Laws” shall include FATCA.
“LCA Election” has the meaning specified in Section 1.09(a).
“LCA Test Date” has the meaning specified in Section 1.09(a).
“Lead Arrangers” means, collectively, (i) with respect to the 2024 Term Loans, (a) JPMorgan Chase Bank, N.A., BofA Securities, Inc., US Bank National Association, UBS Securities LLC and Barclays Bank PLC in their capacities as joint lead arrangers and joint bookrunners and (~~ii~~b) TD Securities (USA) LLC, Truist Securities, Inc., Capital One National Association, RBC Capital Markets, LLC, Citizens Bank, N.A., Coöperatieve Rabobank U.A, New York Branch and PNC Capital Markets LLC, in their capacities as joint lead arrangers and co-documentation agents, ~~in each case,~~ and (ii) with respect to the ~~2024~~2026 Term Loans., (a) JPMorgan Chase Bank, N.A., Wells Fargo Securities, LLC, BofA Securities, Inc., US Bank National Association and Barclays Bank PLC, in their capacities as joint lead arrangers and joint bookrunners and (b) TD Securities (USA) LLC, PNC Capital Markets LLC, Capital One National Association, Coöperatieve Rabobank U.A, New York Branch, RBC Capital Markets, LLC, Manufacturers and Traders Trust Company and Bank of Montreal, in their capacities as joint lead arrangers and co-documentation agents.
“Lead Borrower” means United Natural Foods, Inc., a Delaware corporation.

“Material Subsidiary” means, at any date of determination, each Restricted Subsidiary that is not an Immaterial Subsidiary (but including, in any case, any Restricted Subsidiary that has been designated as a Material Subsidiary as provided in, or that has been designated as an Immaterial Subsidiary in a manner that does not comply with, the definition of “Immaterial Subsidiary”).
“Maturity Date” means (a) with respect to the ~~2024~~2026 Term Loans, May 1, 2031 (the “Scheduled Loan Maturity Date”); provided that ~~(i) (x) if, prior to the date 91 days prior to September 27, 2027, the Whole Foods Contract shall not have been extended to a date that is after September 27, 2027 on terms not materially less favorable, taken as a whole, to the Borrower and its Subsidiaries than those in effect on the Amendment No. 4 Effective Date, then the Maturity Date shall instead be the date 91 days prior to September 27, 2027 and (y) if the Whole Foods Contract shall have been extended on terms not materially less favorable, taken as a whole, to the Borrower and its Subsidiaries than those in effect on the Amendment No. 4 Effective Date but the Whole Foods Contract as so extended (or as subsequently further extended on terms not materially less favorable, taken as a whole, to the Borrower and its Subsidiaries than those in effect on the Amendment No. 4 Effective Date) has an expiration date prior to the Scheduled Loan Maturity Date, then the Maturity Date shall instead be the date 91 days prior to the expiration date of the Whole Foods Contract as so extended (or as so subsequently further extended) and (b)~~ if, prior to the date that is 91 days prior to the 2028 Notes Maturity Date, the Borrower has not refinanced or replaced the 2028 Notes such that no more than $100,000,000 in aggregate principal amount of (i) 2028 Notes and (ii) any refinancing Indebtedness in respect of 2028 Notes that matures earlier than 91 days after the Scheduled Loan Maturity Date, then the Maturity Date shall instead be 91 days prior to the 2028 Notes Maturity Date, (~~c~~b) with respect to any Extended Term Loan, the maturity date applicable to such Extended Term Loan in accordance with the terms hereof or (~~d~~c) with respect to any Incremental Term Loan or Incremental Revolving Loan, as applicable, the maturity date applicable to such Incremental Term Loan or Incremental Revolving Loan, as applicable, in accordance with the terms hereof; provided that if any such day is not a Business Day, the Maturity Date shall be the Business Day immediately preceding such day.
“Maximum Tender Condition” has the meaning specified in Section 2.17(b).
“MFN Adjustment” has the meaning specified in Section 2.14(b).
“Minimum Extension Condition” has the meaning specified in Section 2.15(b).
“Minimum Tender Condition” has the meaning specified in Section 2.17(b).
“Minimum Tranche Amount” has the meaning specified in Section 2.15(b).
“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.
“Mortgage Supporting Documents” means, with respect to a Mortgage for a parcel of Material Real Property, each of the following:
(a)    (i) a Mortgagee’s Title Insurance Policy, dated a date reasonably satisfactory to the Administrative Agent, which shall (A) be in an amount not less than the amount secured by the underlying mortgage of such parcel of Material Real Property in form and substance satisfactory to the Administrative Agent, (B) be issued at ordinary rates, (C) insure that the Lien granted pursuant to the Mortgage insured thereby creates a valid first Lien on such parcel of Material Real Property free and clear of all defects and encumbrances, except for Liens permitted under Section 7.01 and for such defects and encumbrances as may be approved by the Administrative Agent, (D) name the Administrative Agent for the benefit of the Secured Parties as the insured thereunder, (E) be in the form of ALTA Loan Policy

“Post-Acquisition Period” means, with respect to any Permitted Acquisition or the conversion of any Unrestricted Subsidiary into a Restricted Subsidiary, the period beginning on the date such Permitted Acquisition or conversion is consummated and ending on the last day of the fourth full consecutive fiscal quarter immediately following the date on which such Permitted Acquisition or conversion is consummated.
~~“Prepayment Premium” has the meaning specified in Section 2.05(a)(iv).~~
“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective. The Prime Rate is not necessarily the lowest rate that the Administrative Agent is charging any corporate customer.
“Pro Forma Adjustment” means, for any Test Period that includes all or any part of a fiscal quarter included in any Post-Acquisition Period, with respect to the Acquired EBITDA of the applicable Acquired Entity or Business or Converted Restricted Subsidiary or the Consolidated EBITDA of the Borrower and the Restricted Subsidiaries, (a) the pro forma increase or decrease in such Acquired EBITDA or such Consolidated EBITDA, as the case may be, that is factually supportable and is expected to have a continuing impact and (b) additional good faith pro forma adjustments arising out of cost savings initiatives attributable to such transaction and additional costs associated with the combination of the operations of such Acquired Entity or Business or Converted Restricted Subsidiary with the operations of the Borrower and the Restricted Subsidiaries, in each case being given pro forma effect, that (i) have been realized or (ii) subject to the limitations set forth in clause (a)(viii) of the definition of “Consolidated EBITDA,” will be implemented following such transaction and are supportable and quantifiable and expected to be realized within the succeeding eighteen (18) months and, in each case, including, but not limited to, (w) reduction of costs related to administrative, selling or production-related activities, (x) incremental earnings from selling or production-related activities, (y) reductions of costs related to leased or owned properties and (z) reductions from the consolidation of operations and streamlining of corporate overhead taking into account, for purposes of determining such compliance, the historical financial statements of the Acquired Entity or Business or Converted Restricted Subsidiary and the Consolidated financial statements of the Borrower and the other Subsidiaries, assuming such Permitted Acquisition or conversion, and all other Permitted Acquisitions or conversions that have been consummated during the period, and any Indebtedness or other liabilities repaid in connection therewith had been consummated and incurred or repaid at the beginning of such period (and assuming that such Indebtedness to be incurred bears interest during any portion of the applicable measurement period prior to the relevant acquisition at the interest rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination); provided that, so long as such actions are initiated during such Post-Acquisition Period or such costs are incurred during such Post-Acquisition Period, as applicable, for purposes of projecting such pro forma increase or decrease to such Acquired EBITDA or such Consolidated EBITDA, as the case may be, it may be assumed that such cost savings will be realizable during the entirety of such Test Period, or such additional costs, as applicable, will be incurred during the entirety of such Test Period.
“Pro Forma Basis” and “Pro Forma Effect” mean, with respect to compliance with any test hereunder for an applicable period of measurement, that (A) to the extent applicable, the Pro Forma Adjustment shall have been made and (B) all Specified Transactions and the following transactions in

Indebtedness (and additions and accessions to such assets and the proceeds and the products thereof and customary security deposits) and constituting a purchase money security interest under the UCC, in the case of clause (b), other applicable Law.
“Qualified Equity Interests” means any Equity Interests of the Borrower that are not Disqualified Equity Interests.
“Qualifying Lenders” has the meaning specified in Section 2.05(d)(iv).
“Qualifying Loans” has the meaning specified in Section 2.05(d)(iv).
“Recipient” means the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder.
“Reference Time” with respect to any setting of the then-current Benchmark means, (i) if such Benchmark is Term SOFR, 5:00 a.m. (Chicago time) on the day that is two Business Days preceding the date of such setting and (ii) if such Benchmark not Term SOFR, the time determined by the Administrative Agent in its reasonable discretion.
“Refinancing” has the meaning specified in the preliminary statements to this Agreement.
“Refinancing Loans” means Incremental Facilities that are designated by a Responsible Officer of the Borrower as “Refinancing Loans” in a certificate of a Responsible Officer of the Borrower delivered to the Administrative Agent on or prior to the date of incurrence; provided that (i) any Refinancing Loans shall not be in a principal amount (assuming for such purpose that any Incremental Revolving Commitments are fully funded) that exceeds the amount of Term Loans or Incremental Revolving Commitments so refinanced, except to the extent a different incurrence basket pursuant to Section 7.03 is utilized plus an amount equal to any fees, expenses, commissions, underwriting discounts and premiums payable in connection with such Refinancing Loans, (ii) to the extent applicable, the Applicable Intercreditor Agreement is entered into, (iii) any Refinancing Loan does not mature prior to the maturity date of the Term Loans or Incremental Revolving Commitments being refinanced, (iv) solely with respect to Refinancing Loans in the form of Term Loans, (x) such Refinancing Loans shall not have a Weighted Average Life to Maturity that is shorter than the Weighted Average Life to Maturity of the Term Loans so refinanced and (y) the Indebtedness being refinanced cannot be in the form of revolving loans or commitments, (v) such Refinancing Loans have the same guarantors and are secured by the same assets as the Term Loans or Incremental Revolving Commitments being refinanced, (vi) the other terms and conditions of such Refinancing Loans (excluding pricing and optional prepayment or redemption terms or covenants or other provisions applicable only to periods after the Maturity Date of the Term Loans, Term Commitments or Incremental Revolving Commitments being refinanced) shall either (x) reflect market terms and conditions at the time of incurrence or issuance or (y) have the same terms and conditions as the ~~2024~~2026 Term Loans (other than any terms and conditions that (w) apply only to periods after the then Latest Maturity Date with respect to the Term Loans, (x) are otherwise added for the benefit of the Term Lenders hereunder, (y) are otherwise reasonably satisfactory to the Administrative Agent and (z) in the case of Refinancing Loans in the form of Incremental Revolving Commitments, are otherwise added or modified to reflect the revolving credit mechanics and requirements of such Incremental Revolving Commitments (including the pro rata treatment of the payment, borrowing, participation and commitment reduction of any Incremental Revolving Loans and the related Refinancing Loans) and (vii) if such Refinancing Loans contain any financial maintenance covenants, such covenants shall be added for the benefit of the Term Lenders.

“Register” has the meaning specified in Section 10.07(d).
“Rejection Notice” has the meaning specified in Section 2.05(b)(vi).
“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.
“Release” means any release, spill, emission, discharge, deposit, disposal, leaking, pumping, pouring, dumping, emptying, injection, migration or leaching on, into or through the Environment.
“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.
“Reportable Event” means, with respect to any Pension Plan, any of the events set forth in Section 4043(c) of ERISA or the regulations issued thereunder, other than events for which the thirty (30) day notice period has been waived.
“Repricing Transaction” means, with respect to the ~~2024~~2026 Term Loans, other than in connection with a Change of Control or Transformative Acquisition, (a) any prepayment or repayment of ~~2024~~2026 Term Loans with the proceeds of, or any conversion of ~~2024~~2026 Term Loans into, any new or replacement tranche of senior secured term loans bearing interest with an Effective Yield less than the Effective Yield applicable to the ~~2024~~2026 Term Loans, (b) any amendment (including pursuant to a replacement term loan as contemplated by Section 10.01) to the ~~2024~~2026 Term Loans which reduces the Effective Yield applicable to the ~~2024~~2026 Term Loans and (c) any mandatory assignment by a Non-Consenting Lender pursuant to Section 3.06 in connection with an event described in clause (a) or (b); provided that in the case of clause (a) and (b), the primary purpose of such prepayment, repayment or amendment is to reduce the Effective Yield as set forth above.
“Request for Credit Extension” means, with respect to a Borrowing, conversion or continuation of Term Loans, a Committed Loan Notice.
“Required Lenders” means, as of any date of determination, Lenders having more than 50% of the sum of the (a) Total Outstandings and (b) aggregate unused Term Commitments and the aggregate unused Incremental Revolving Commitments; provided that the unused Term Commitment and unused Incremental Revolving Commitment of, and the portion of the Total Outstandings held or deemed held by any Defaulting Lender or Lenders that are Affiliated Lenders shall be excluded for purposes of making a determination of Required Lenders.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Responsible Officer” means the chief executive officer, president, vice president, chief financial officer, treasurer, assistant treasurer, or other similar officer or director of a Loan Party and, as to any document delivered on the Closing Date, any secretary or assistant secretary of a Loan Party and, as to any document delivered on the Closing Date, any secretary or assistant secretary of a Loan Party and, solely for purposes of notices given pursuant to Article II, any other officer of the applicable Loan Party so designated by any of the foregoing officers in a notice to the Administrative Agent or any other

“Swap Obligations” means, with respect to a Loan Party, its obligations under a Swap Contract that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.
“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined by the applicable Hedge Bank (or, if there is no Hedge Bank party to such Swap Contract, by a recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender)) in accordance with the terms thereof and in accordance with customary methods for calculating mark-to-market values under similar arrangements by the applicable Hedge Bank (or, if there is no Hedge Bank party to such Swap Contract, by a recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender)).
“Taxes” means all present or future taxes, duties, levies, imposts, deductions, assessments, withholdings or similar charges in the nature of a tax imposed by any Governmental Authorities, and all liabilities (including additions to tax, penalties and interest) with respect thereto.
“Term B-2 Term Loans” means the $150,000,000 tranche of “Term B-2 Term Loans” made by certain lenders hereunder on the Closing Date. For the avoidance of doubt, prior to the Amendment No. 4 Effective Date, the Term B-2 Term Loans were paid off in full.
“Term Borrowing” means a Borrowing in respect of a Class of Term Loans.
“Term Commitments” means ~~a~~the 2018 Term Commitment, the 2024 Term Commitment, the 2026 Term Commitment, a commitment in respect of any Incremental Term Loans or a commitment in respect of any Extended Term Loans or any combination thereof, as the context may require.
“Term Lender” means, at any time, any Lender that has a Term Loan or a Term Commitment at such time.
“Term Loans” means the 2018 Term Loans, the 2024 Term Loans, the 2026 Term Loans, the Incremental Term Loans and the Extended Term Loans.
“Term Note” means a promissory note of the Borrower payable to any Lender or its registered assigns, in substantially the form of Exhibit C hereto with appropriate insertions, evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from any Class of Term Loans made by such Lender.
“Term Priority Collateral” has the meaning set forth in the Intercreditor Agreement.
“Term SOFR” means,
(1)    for any calculation with respect to a Term SOFR Loan, the Term SOFR
Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.
“United States” and “U.S.” mean the United States of America.
“United States Tax Compliance Certificate” has the meaning specified in Section 3.01.
“Unrestricted Incremental First Lien Amount” means, with respect to the incurrence or issuance of Incremental Facilities or Permitted Alternative Incremental Facilities Debt, an amount not to exceed the greater of (i) $500,000,000 and (ii) 100% of Consolidated EBITDA of the Borrower and the Restricted Subsidiaries for the most recently ended Test Period calculated on a Pro Forma Basis, in the aggregate for all such incurrences or issuances after the Amendment No. 4 Effective Date.
“Unrestricted Subsidiary” means (i) each Subsidiary of the Borrower listed on Schedule 1.01B, (ii) any Subsidiary of the Borrower designated by the Borrower as an Unrestricted Subsidiary pursuant to Section 6.13 subsequent to the date hereof and (iii) any Subsidiary of an Unrestricted Subsidiary; provided that in no event shall any Co-Borrower be an Unrestricted Subsidiary.
“USA PATRIOT Act” means The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)), as amended or modified from time to time.
“Voluntary Prepayment Amount” has the meaning specified in Section 2.14(a).
“Voting Stock” means Equity Interests of any class or classes of a corporation the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).
“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (ii) the then outstanding principal amount of such Indebtedness.
~~“Whole Foods Contract” means that certain Agreement for Distribution of Products, dated as of October 30, 2015, by and between Whole Foods Market Distribution, Inc., a Delaware corporation, and United Natural Foods, Inc., a Delaware corporation, as amended by that certain First Amendment to Agreement for Distribution of Products, dated as of March 3, 2021, and as such agreement may be further amended, restated, amended and restated, supplemented, waived or otherwise modified from time to time.~~
“Wholly Owned” means, with respect to a Subsidiary of a Person, a Subsidiary of such Person all of the outstanding Equity Interests of which (other than (x) director’s qualifying shares and (y) shares issued to foreign nationals to the extent required by applicable Law) are owned by such Person and/or by one or more wholly owned Subsidiaries of such Person.
“Withdrawal Liability” means the liability with respect to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

Section 1.11    Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.
ARTICLE II
The Term Commitments and Credit Extensions
Section 2.01    The Term Borrowings.
(a)    Subject to the terms and conditions set forth herein, each 2018 Term Lender severally, and not jointly, agreed to make to the Borrower a single loan in Dollars in a principal amount equal to such 2018 Term Lender’s 2018 Term Commitment on the Closing Date. Amounts borrowed under this Section 2.01(a) and repaid or prepaid may not be reborrowed. 2018 Term Loans may be Base Rate Loans or Term SOFR Loans, as further provided herein.
(b)    Subject to the terms and conditions set forth herein and in Amendment No. 4, each 2024 Term Lender severally, and not jointly, agrees to make to the Borrower a single loan in Dollars in a principal amount equal to such 2024 Term Lender’s 2024 Term Commitment on the Amendment No. 4 Effective Date. Amounts borrowed under this Section 2.01(b) and repaid or prepaid may not be reborrowed. 2024 Term Loans may be Base Rate Loans or Term SOFR Loans, as further provided herein.
(c)    Subject to the terms and conditions set forth herein and in Amendment No. 5, each 2026 Term Lender severally, and not jointly, agrees to make to the Borrower a single loan in Dollars in a principal amount equal to such 2026 Term Lender’s 2026 Term Commitment on the Amendment No. 5 Effective Date. Amounts borrowed under this Section 2.01(c) and repaid or prepaid may not be reborrowed. 2026 Term Loans may be Base Rate Loans or Term SOFR Loans, as further provided herein.

Section 2.02    Borrowings, Conversions and Continuations of Loans.
(a)    Each Term Borrowing, each conversion of Loans from one Type to the other, and each continuation of Term SOFR Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent substantially in the form attached hereto as Exhibit A or any other form that may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system (including an Approved Borrower Portal) as shall be approved by the Administrative Agent), (i) in the case of a Term SOFR Loan, not later than 1:00 p.m. three (3) Business Days before the date of the proposed Borrowing or (ii) in the case of a Base Rate Loan, not later than 1:00 p.m. one (1) Business Day before the date of the proposed Borrowing. Each telephonic notice by the Borrower pursuant to this Section 2.02(a) must be confirmed promptly by hand delivery, telecopy or electronic transmission to the Administrative Agent of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower~~.~~; provided that, if such Committed Loan Notice is submitted through an Approved Borrower Portal, the foregoing signature requirement may be waived at the sole discretion of the Administrative Agent. Each Borrowing of, conversion to or continuation of Term SOFR Loans shall be in a principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof. Each Borrowing of or conversion to Base Rate Loans shall be a minimum of $500,000 (and any amount in excess thereof shall be an integral multiple of $100,000). Each Committed Loan Notice (whether telephonic or written) shall specify (i) whether the Borrower is requesting a Term Borrowing, a conversion of Loans from one Type to the other or a continuation of Term SOFR Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the Class and principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Loans are to be converted, (v) if applicable, the duration of the Interest Period with respect thereto and (vi) the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.02(b). If the Borrower fails to specify a Type of Loan in a Committed Loan Notice or fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made or continued as, or converted to, Base Rate Loans. Any such automatic conversion or continuation shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Term SOFR Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of Term SOFR Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one (1) month. For the avoidance of doubt, the Borrower and Lenders acknowledge and agree that any conversion or continuation of an existing Loan shall be deemed to be a continuation of that Loan with a converted interest rate methodology and not a new Loan.
(b)    Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Appropriate Lender of the amount of its Applicable Percentage of the applicable Class of Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Appropriate Lender of the details of any automatic conversion to Base Rate Loans or continuation described in Section 2.02(a). In the case of each Borrowing, each Appropriate Lender shall make (or cause its Applicable Lending Office to make) the amount of its Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office for the applicable currency not later than 1:00 p.m. on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Article IV, the Administrative Agent shall, not later than 3:00 p.m. on the borrowing date specified in such Committed Loan Notice, make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower maintained with the Administrative Agent with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower.
(c)    Except as otherwise provided herein, a Term SOFR Loan may be continued or converted only on the last day of an Interest Period for such Term SOFR Loan unless the Borrower pays the amount due, if any, under Section 3.04 in connection therewith. During the existence of a Specified Event of Default, the Administrative Agent or the Required Lenders may require that (i) no Loans may be converted to or continued as Term SOFR Loans and (ii) unless repaid, each Term SOFR Loan shall be converted to a Base Rate Loan at the end of the Interest Period applicable thereto.
(d)    The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Term SOFR Loans upon determination of such interest rate. The determination of Term SOFR by the Administrative Agent shall be conclusive in the absence of manifest error.

(e)    Anything in clauses (a) to (d) above to the contrary notwithstanding, after giving effect to all Term Borrowings, all conversions of Term Loans from one Type to the other, and all continuations of Term Loans as the same Type, there shall not be more than ten (10) Interest Periods in effect at any time for all Borrowings of Term SOFR Loans.
(f)    Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing, or, in the case of any Borrowing of Base Rate Loans, prior to 1:00 p.m. on the date of such Borrowing, that such Lender will not make available to the Administrative Agent such Lender’s Applicable Percentage of such Borrowing, the Administrative Agent may assume that such Lender has made such Applicable Percentage available to the Administrative Agent on the date of such Borrowing in accordance with clause (b) above, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If the Administrative Agent shall have so made funds available, then, to the extent that such Lender shall not have made such portion available to the Administrative Agent, each of such Lender and the Borrower severally agrees to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent at (a) in the case of the Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and (b) in the case of such Lender, the greater of (x) the Federal Funds Rate and (y) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in accordance with the foregoing. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this Section 2.02(f) shall be conclusive in the absence of demonstrable error. If the Borrower and such Lender shall both pay all or any portion of the principal amount in respect of such Borrowing or interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such Borrowing or interest paid by the Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.
Section 2.03    [Reserved].
Section 2.04    [Reserved].
Section 2.05    Prepayments.

(a)    Optional Prepayments. (i) The Borrower may, upon notice to the Administrative Agent by the Borrower by telephone (confirmed by telecopy or electronic communication, including an Approved Borrower Portal, if arrangements for doing so have been approved by the Administrative Agent), at any time or from time to time voluntarily prepay any Borrowing of any Class in whole or in part without premium or penalty (except as set forth in Section 2.05(a)(iv)); provided that (1) such notice must be received by the Administrative Agent not later than 1:00 p.m. (A) three (3) Business Days prior to any date of prepayment of Term SOFR Loans and (B) one (1) Business Day prior to the date of prepayment of Base Rate Loans, (2) any prepayment of Term SOFR Loans shall be in a principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof or, in each case, the entire principal amount thereof then outstanding and (3) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Class(es) and Type(s) of Loans to be prepaid. The Administrative Agent will promptly notify each Appropriate Lender of its receipt of each such notice, and of the amount of such Lender’s Applicable Percentage of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Term SOFR Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 3.04. Each prepayment of the Loans pursuant to this Section 2.05(a) shall be applied to the installments thereof as directed by the Borrower (it being understood and agreed that if the Borrower does not so direct at the time of such prepayment, such prepayment shall be applied against the scheduled repayments of Term Loans of the relevant Class under Section 2.07 in direct order of maturity) and shall be paid to the Appropriate Lenders in accordance with their respective Applicable Percentages.
(ii)[Reserved].
(iii)Notwithstanding anything to the contrary contained in this Agreement, the Borrower may rescind any notice of prepayment under Section 2.05(a) if such prepayment would have resulted from a refinancing of all of the Facilities, which refinancing shall not be consummated or shall otherwise be delayed.
(iv)In the event that the ~~2024 Term Loans are (i) voluntarily prepaid pursuant to Section 2.05(a) (other than such a prepayment made on or after the last day of a fiscal year of the Borrower and designated by the Borrower to the Administrative Agent in writing at the time of such prepayment as an early prepayment of amounts which the Borrower expects to be payable pursuant to Section 2.05(b)(i) for such fiscal year), (ii) mandatorily prepaid pursuant to Section 2.05(b)(iii), (iii) subject to any mandatory assignment pursuant to Section 3.06 with respect to any Non-Consenting Lender or (iv) accelerated pursuant to Section 8.02 (each of the foregoing clauses (i) – (iv), an “Applicable Prepayment or Assignment”), the Borrower shall pay to~~Borrower (x) makes any prepayment of the 2026 Term Loans in connection with any Repricing Transaction or (y) effects any amendment of this Agreement resulting in a Repricing Transaction with respect to the 2026 Term Loans, in each case prior to the date that is six (6) months after the Amendment No. 5 Effective Date, the Borrower shall pay a premium in an amount equal to 1.00% of (A) in the case of clause (x), the amount of the 2026 Term Loans being prepaid or (B) in the case of clause (y), the aggregate amount of the applicable 2026 Term Loans outstanding immediately prior to such amendment, in each case to the Administrative Agent, for the ratable account of each of the applicable ~~2024~~2026 Term Lenders ~~(including, if applicable, any such Non-Consenting Lender acting as an assignor pursuant to Section 3.06), a prepayment premium (the “Prepayment Premium”) equal to (x) 2.00% of the aggregate principal amount of the 2024 Term Loans so prepaid, assigned or accelerated if such Applicable Prepayment or Assignment occurs prior to the first anniversary of the Amendment No. 4 Effective Date and (y) 1.00% of the aggregate principal amount of 2024 Term Loans so prepaid, assigned or accelerated if such Applicable Prepayment or Assignment occurs on or after the first anniversary of the Amendment No. 4 Effective Date but prior to the second anniversary of the Amendment No. 4 Effective Date. No Prepayment Premium shall be due and payable with respect to any Applicable Prepayment or Assignment occurring on or after the second anniversary of the Amendment No. 4 Effective Date.~~.
    (b)    Mandatory Prepayments.
    (i)    With respect to the ~~2024~~2026 Term Loans, commencing with the fiscal year of the Borrower ending on or around August 1, ~~2024~~2026, within five (5) Business Days after financial statements have been delivered pursuant to Section 6.01(a) and the related Compliance Certificate has been delivered pursuant to Section 6.02(a) for such fiscal year, the Borrower shall, if the Excess Cash Flow of the Borrower and the Restricted Subsidiaries is greater than $10,000,000, cause to be prepaid an aggregate principal amount of Term Loans equal to (A) 75% (such percentage as it may be reduced as described below, the “ECF Percentage”) of the amount the Borrower reasonably determines that such Net Cash Proceeds are no longer intended to be or cannot be so reinvested, as the case may be), make a prepayment, in accordance with Section 2.05(b)(vi) below, of the principal amount of Term Loans in an amount equal to the Asset Percentage of such Net Cash Proceeds realized or received.
(iii)If, following the Closing Date, the Borrower or any Restricted Subsidiary incurs or issues any (A) Refinancing Loans, (B) Indebtedness pursuant to Section 7.03(w) or (C) Indebtedness not expressly permitted to be incurred or issued pursuant to Section 7.03, the Borrower shall cause to be prepaid an aggregate principal amount of Term Loans equal to 100% of all Net Cash Proceeds received therefrom on or prior to the date which is five (5) Business Days after the receipt of such Net Cash Proceeds.
(iv)[Reserved].
(v)Each prepayment of Term Loans pursuant to this Section 2.05(b) shall be applied, at the option of the Borrower, pro rata among the ~~2024~~2026 Term Loans and (except to the extent a lesser prepayment is required pursuant to the applicable Incremental Facility Amendment, Refinancing Amendment or Extension Offer with respect to other Classes of Term Loans) all other Classes of Term Loans to the scheduled installments thereof in the manner specified by the Borrower (and absent any such direction, in direct order of maturity of remaining amortization payments). Each such prepayment shall be paid to the Lenders in accordance with their respective Applicable Percentages subject to clause (vi) of this Section 2.05(b).
(vi)The Borrower shall notify the Administrative Agent in writing of any mandatory prepayment of Term Loans required to be made pursuant to clauses (i), (ii) and (iii) of this Section 2.05(b) prior to 1:00 p.m. at least five (5) Business Days (or such lesser number of Business Days as shall be agreed to the Administrative Agent in its reasonable discretion) on the date of such prepayment. Each such notice shall specify the date of such prepayment and provide a reasonably detailed calculation of the amount of such prepayment. The Administrative Agent will promptly notify each Appropriate Lender of the contents of the Borrower’s prepayment notice and of such Appropriate Lender’s Applicable Percentage of the prepayment. Each Appropriate Lender may reject all of its Applicable Percentage of any mandatory prepayment (such declined amounts, the “Declined Proceeds”) of Term Loans required to be made pursuant to clauses (i) or (ii) of this Section 2.05(b) by providing written notice (each, a “Rejection Notice”) to the Administrative Agent and the Borrower no later than 5:00 p.m. three (3) Business Days after the date of such Lender’s receipt of notice from the Administrative Agent regarding such prepayment. Each Rejection Notice from a given Lender shall specify the principal amount of the mandatory prepayment of Term Loans to be rejected by such Lender. If a Lender fails to deliver a Rejection Notice to the Administrative Agent within the time frame specified above or such Rejection Notice fails to specify the principal amount of the Term Loans to be rejected, any such failure will be deemed an acceptance of the total amount of such mandatory repayment of Term Loans. Any Declined Proceeds shall be retained by the Borrower (“Retained Declined Proceeds”). For the avoidance of doubt, the Borrower may, at its option, apply any amounts retained in accordance with the immediately preceding sentence to prepay loans in accordance with Section 2.05(a) above.
(vii)[Reserved].
(viii)Notwithstanding any other provisions of this Section 2.05(b), to the extent that any Excess Cash Flow or all or any portion of the Net Cash Proceeds of any asset sale or other

Discounted Voluntary Prepayment have been modified by the Borrower after the date of such Lender Participation Notice.
(viii) Nothing in this Section 2.05(d) shall require the Borrower to undertake any Discounted Voluntary Prepayment.
Section 2.06    Termination or Reduction of Term Commitments.
(a)    Optional. The Borrower may, upon written notice to the Administrative Agent, terminate the unused Term Commitments of any Class, or from time to time permanently reduce the unused Term Commitments of any Class; provided that (i) any such notice shall be received by the Administrative Agent three (3) Business Days prior to the date of termination or reduction and (ii) any such partial reduction shall be in an aggregate amount of $5,000,000 or any whole multiple of $1,000,000 in excess thereof. Notwithstanding the foregoing, the Borrower may rescind or postpone any notice of termination of the Term Commitments if such termination would have resulted from a refinancing of all of the Facilities, which refinancing shall not be consummated or otherwise shall be delayed.
(b) Mandatory. The 2018 Term Commitment of each 2018 Term Lender was automatically and permanently reduced to $0 upon the making of such 2018 Term Lender’s 2018 Term Loans pursuant to Section 2.01(a) on the Closing Date. The 2024 Term Commitment of each 2024 Term Lender shall be automatically and permanently reduced to $0 upon the making of such 2024 Term Lender’s 2024 Term Loans pursuant to Section 2.01(b) on the Amendment No. 4 Effective Date. The 2026 Term Commitment of each 2026 Term Lender shall be automatically and permanently reduced to $0 upon the making of such 2026 Term Lender’s 2026 Term Loans pursuant to Section 2.01(c) on the Amendment No. 5 Effective Date.
(c)    Application of Commitment Reductions; Payment of Fees. The Administrative Agent will promptly notify the Lenders of any termination or reduction of unused Commitments of any Class under this Section 2.06.
Section 2.07    Repayment of Loans. The Borrower shall repay to the Administrative Agent for the ratable account of the ~~2024~~2026 Term Lenders holding ~~2024~~2026 Term Loans in Dollars (i) on the last Business Day of each fiscal quarter of the Borrower, commencing on the first such fiscal quarter ending after the Amendment No. ~~4~~5 Effective Date, an aggregate principal amount equal to 0.25% of the aggregate principal amount of the ~~2024~~2026 Term Loans funded on the Amendment No. ~~4~~5 Effective Date and (ii) on the Maturity Date for the ~~2024~~2026 Term Loans, the aggregate principal amount of all ~~2024~~2026 Term Loans outstanding on such date; provided that payments required by clause (i) above shall be reduced as a result of the application of prepayments in accordance with Section 2.05. In the event any Incremental Term Loans or Extended Term Loans are made, such Incremental Term Loans or Extended Term Loans, as applicable, shall be repaid by the Borrower in the amounts and on the dates set forth in the definitive documentation with respect thereto and on the applicable Maturity Date thereof.
Section 2.08    Interest.
(a)    Subject to the provisions of Section 2.08(b), (i) each Term SOFR Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Term SOFR for such Interest Period plus the Applicable Rate; and (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate.

without further interest thereon, (y) the provisions of this Section 2.13 shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant and (z) the provisions of this Section 2.13 shall not be construed to apply to any disproportionate payment obtained by a Lender of any Class as a result of the extension by Lenders of the maturity date or expiration date of some but not all Loans or Term Commitments of that Class or any increase in the Applicable Rate (or other pricing term, including any fee, discount or premium) in respect of Loans or Term Commitments of Lenders that have consented to any such extension to the extent such transaction is permitted hereunder. The Borrower agree that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by applicable Law, exercise all its rights of payment (including the right of setoff, but subject to Section 10.09) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of demonstrable error) of participations purchased under this Section 2.13 and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section 2.13 shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.
Section 2.14    Incremental Credit Extensions.
(a)    At any time and from time to time, subject to the terms and conditions set forth herein, the Borrower may, by notice to the Administrative Agent, request to (x) increase the amount of Term Loans or add one or more additional tranches of term loans (any such Term Loans or additional tranche of term loans, the “Incremental Term Loans”) or (y) add one or more additional tranches of revolving credit commitments (any such revolving credit commitments, the “Incremental Revolving Commitments” and, any loans made thereunder, the “Incremental Revolving Loans”, together with the Incremental Term Loans, the “Incremental Facilities”). Notwithstanding anything to contrary herein, the aggregate principal amount of all Incremental Facilities (other than Refinancing Loans) (determined at the time of incurrence), together with the aggregate principal amount of all Permitted Alternative Incremental Facilities Debt, shall not exceed the sum of (i) the Unrestricted Incremental First Lien Amount plus (ii) the amount of any voluntary prepayments, repurchases, redemptions or other retirements effected after the Amendment No. 4 Effective Date (including pursuant to debt buy-backs made by the Borrower or any Restricted Subsidiary pursuant to “Dutch Auction” procedures and open market purchases permitted hereunder, in an amount equal to the discounted amount actually paid in respect thereof) of Term Loans, Incremental Revolving Loans and Permitted Alternative Incremental Facilities Debt, in each case solely to the extent (x) such Indebtedness is secured on a pari passu basis with the ~~2024~~2026 Term Loans and (y) accompanied by permanent commitment reductions if such Indebtedness is revolving in nature, but in each excluding any such prepayments, repurchases, redemptions or other retirements made with the proceeds of substantially concurrent borrowings of new Loans hereunder or with the proceeds of substantially concurrent incurrences of other long term Indebtedness (other than borrowings under the ABL Facility or other revolving indebtedness)) (this clause (ii), the “Voluntary Prepayment Amount”) plus (iii) unlimited additional Incremental Facilities and Permitted Alternative Incremental Facilities Debt so long as (A) if such Indebtedness is secured by any Liens on the Collateral (other than Liens that are junior to the Liens securing the Obligations), the Consolidated First Lien Net Leverage Ratio (calculated on a Pro Forma Basis but excluding the cash proceeds therefrom) as of the last day of the most recently ended Test Period is not greater than 3.50:1.00, (B) if such Indebtedness is secured by a Lien on the Collateral that is junior to the Liens securing the Obligations, the Consolidated Secured Net Leverage Ratio (calculated on a Pro Forma Basis but excluding the cash proceeds therefrom) as of the last day of the most recently ended Test Period is not greater than 4.50:1.00 and (C) if such Indebtedness is unsecured, at the Borrower’s option, the Consolidated Total Net Leverage Ratio (calculated on a Pro Forma Basis but excluding the cash proceeds therefrom) as of the last day of the most recently ended Test Period is not greater than 4.50:1.00 (this clause (iii), the “Incremental Incurrence Test”); provided that (i) for purposes of calculating any ratio under the Incremental Incurrence Test, the full committed amount of any Incremental Facility or Permitted Alternative Incremental Facilities Debt, in each case then being incurred, shall be treated as being outstanding, (ii) if Indebtedness incurred in reliance on the Incremental Incurrence Test is incurred concurrently with Indebtedness incurred in reliance on the Unrestricted Incremental First Lien Amount and/or the Voluntary Prepayment Amount, the Consolidated First Lien Net Leverage Ratio, the Consolidated Secured Net Leverage Ratio or the Consolidated Total Net Leverage Ratio, as applicable, may exceed 3.50:1.00, 4.50:1.00 and 4.50:1.00, respectively, solely to the extent of the principal amount of Indebtedness being incurred concurrently in reliance on the Unrestricted Incremental First Lien Amount and/or the Voluntary Prepayment Amount and (iii) Incremental Facilities may be incurred pursuant to the Incremental Incurrence Test prior to utilization of the Unrestricted Incremental First Lien Amount and the Voluntary Prepayment Amount. Each Incremental Facility shall be in an integral multiple of $1,000,000 and be in an aggregate principal amount that is not less than $5,000,000; provided that such amount may be less than the applicable minimum amount if such amount represents all the remaining availability hereunder as set forth above. Each Incremental Facility shall rank pari passu or junior in right of payment to the ~~2024~~2026 Term Loans. To the extent such Incremental Facility is guaranteed or secured, each such Incremental Facility shall not be incurred or guaranteed by any Person that is not a Loan Party and shall not be secured by any assets that do not constitute Collateral and shall be subject to an Applicable Intercreditor Agreement. The Borrower shall be the borrower under any Incremental Facility.
(b)    Any Incremental Term Loans (other than Refinancing Loans) (i) for purposes of prepayments, shall be treated substantially the same as (and in any event no more favorably than) the ~~2024~~2026 Term Loans, (ii) shall have interest rate margins and (subject to clauses (iii) and (iv)) amortization schedule as determined by the Borrower and the lenders thereunder (provided that, solely in the case of any broadly syndicated Incremental Term Loans incurred on or prior to the date that is 12 months after the Amendment No. 4 Effective Date, if the Effective Yield of any such Incremental Term Loans that are secured by any Liens on the Collateral on a pari passu basis with the Liens securing the Obligations exceeds the Effective Yield of the 2024 Term Loans immediately prior to the effectiveness of the applicable Incremental Facility Amendment by more than 0.50% per annum, the Applicable Rate and/or, as set forth below, the interest rate floor relating to the 2024 Term Loans shall be adjusted such that the Effective Yield of the 2024 Term Loans is equal to the Effective Yield of such Incremental Term Loans minus 0.50% per annum (the foregoing, collectively, the “MFN Adjustment”); provided, further, that any increase in Effective Yield with respect to the 2024 Term Loans due to the application of an interest rate floor to any Incremental Term Loan greater than the interest rate floor applicable to the 2024 Term Loans shall be effected solely through an increase in the interest rate floor applicable to the 2024 Term Loans), (iii) any Incremental Term Loan shall not mature earlier than 91 days prior to the Latest Maturity Date applicable to the ~~2024~~2026 Term Loans (or earlier than the Latest Maturity Date applicable to the Term Loans in the case of any such Incremental Term Loan that is secured with a Lien on the Collateral ranking pari passu with the Liens securing the Obligations), (iv) any Incremental Term Loan shall not have a Weighted Average Life to Maturity that is shorter than the Weighted Average Life to Maturity of the ~~2024~~2026 Term Loans (without giving effect to any amortization or prepayments on the outstanding ~~2024~~2026 Term Loans) and (v) except to the extent otherwise permitted by this Section 2.14, shall have the same terms and conditions as the ~~2024~~2026 Term Loans (other than any terms and conditions that (x) apply only to periods after the then Latest Maturity Date with respect to the Term Loans or (y) are otherwise added for the benefit of the Term Lenders hereunder); provided that the foregoing requirements in clauses (b)(iii) and (iv) shall not apply to the extent such Incremental Term Loans constitute customary bridge loans, so long as the long-term Indebtedness into which such customary bridge facility is to be converted or exchanged satisfies the requirements of clauses (b)(iii) and (iv).
(c)    Any Incremental Revolving Commitments (i) shall not have a final maturity date earlier than the Termination Date (as defined in the ABL Credit Agreement) applicable to the ABL Facility, (ii) shall not be subject to (x) any mandatory prepayments (other than mandatory prepayments that are customary for revolving credit facilities with respect to loans thereunder exceeding the commitments) or (y) any mandatory commitment reductions or amortization and (iii) except to the extent otherwise permitted by this Section 2.14, shall have the same terms and conditions as the ~~2024~~2026 Term Loans (other than any terms and conditions that (x) apply only to periods after the then Latest Maturity Date with respect to the Term Loans, (y) are otherwise added for the benefit of the Term Lenders hereunder, and (z) are otherwise added or modified to reflect the revolving credit nature of such Incremental Revolving Commitments and are customary for revolving credit facilities).

(d)    Each notice from the Borrower pursuant to this Section 2.14 shall set forth the requested amount and proposed terms of the relevant Incremental Facility. Any additional bank, financial institution, existing Lender or other Person that elects to extend Incremental Facilities shall be reasonably satisfactory to the Borrower and the Administrative Agent (any such bank, financial institution, existing Lender or other Person being called an “Additional Lender”) and, if not already a Lender, shall become a Lender under this Agreement pursuant to an amendment (an “Incremental Facility Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by the Borrower, such Additional Lender, the Administrative Agent. No Lender shall be obligated to provide any Incremental Facility, unless it so agrees. Term Commitments in respect of any Incremental Term Loans shall become Term Commitments under this Agreement. An Incremental Facility Amendment may, without the consent of any other Lenders, effect such amendments to any Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of this Section 2.14. Any Incremental Facility Amendment, and the use of proceeds thereunder, shall be pursuant to documentation to be mutually agreed between the applicable Lenders and the Borrower.

(e)    The effectiveness of any Incremental Facility Amendment shall, unless otherwise agreed to by the Administrative Agent and the Additional Lenders, be subject to the satisfaction on the date thereof (each, an “Incremental Facility Closing Date”) of each of the conditions set forth in Section 4.02 (it being understood that (i) the representations and warranties of each Loan Party set forth in Section 4.02 being true and correct in all material respect (although any representations and warranties which expressly relate to a given date or period shall be true and correct in all material respects as of the respective date or for the respective period, as the case may be) and all references to “such date of such Credit Extension” shall be deemed to refer to the Incremental Facility Closing Date) and (ii) subject to Section 1.09, no Default or Event of Default shall exist, or would result from such issuance of the proceeds of such Incremental Facility; provided in the case of Incremental Facilities the proceeds of which will be used to finance a Limited Condition Transaction, (1) the only representations and warranties that will be required to be true and correct in all material respects as of the applicable Incremental Facility Closing Date shall be the Specified Representations (conformed as necessary for such Limited Condition Transaction) and (2) no Specified Events of Default shall be continuing at the time such Limited Condition Transaction is consummated. The proceeds of any Incremental Term Loans will be used only for general corporate purposes (including (without limitation) Permitted Acquisitions).
Section 2.15    Extensions of Term Loans.

(a)    Notwithstanding anything to the contrary in this Agreement, pursuant to one or more offers (each, an “Extension Offer”) made from time to time by the Borrower to all Lenders of any Class of Term Loans, in each case on a pro rata basis (based on the aggregate outstanding principal

Permitted Debt Exchange and (ii) each Lender shall be solely responsible for its compliance with any applicable “insider trading” laws and regulations to which such Lender may be subject under the Exchange Act.
Section 2.18    Co-Borrowers.
(a)    Each of the Lead Borrower and each Co-Borrower accepts joint and several liability hereunder in consideration of the financial accommodation provided or to be provided by the Administrative Agent and the Lenders under this Agreement and the other Loan Documents, for the mutual benefit, directly and indirectly, of each of the Lead Borrower and each Co-Borrower and in consideration of the undertakings of the Lead Borrower and each Co-Borrower to accept joint and several liability for the obligations of each other.
(b)    Each of the Lead Borrower and each Co-Borrower shall be jointly and severally liable for the Obligations; it being understood and agreed that all proceeds of any ~~2024~~2026 Term Loans will actually be made available to the Lead Borrower. Each of the Lead Borrower’s and each Co-Borrower’s obligations arising as a result of the joint and several liability of such Borrower hereunder, with respect to Loans made to the Lead Borrower hereunder, shall be separate and distinct obligations, but all such obligations shall be primary obligations of each of the Lead Borrower and each Co-Borrower.
(c)    Upon the occurrence and during the continuation of any Event of Default, the Administrative Agent and the Lenders may proceed directly and at once, without notice, against the Lead Borrower or any Co-Borrower to collect and recover the full amount, or any portion of, the Obligations, without first proceeding against any other Borrower or any other Person, or against any security or collateral for the Obligations. Each of the Lead Borrower and each Co-Borrower waives, to the maximum extent permitted by law, all suretyship defenses and consents and agrees that the Administrative Agent and the Lenders shall be under no obligation to marshal any assets in favor of the Lead Borrower or any Co-Borrower or against or in payment of any or all of the Obligations.
(d)    Each representation and warranty made on behalf of any Co-Borrower by the Lead Borrower shall be deemed for all purposes to have been made by such Co-Borrower and shall be binding upon and enforceable against such Co-Borrower to the same extent as if the same had been made directly by such Co-Borrower.
(e)    Any reference to the “Borrower” in this Agreement and in any other Loan Document means the Lead Borrower, individually, or the Lead Borrower and the Co-Borrowers collectively, as the context may require; provided that (i) any reference in this Agreement and in any other Loan Document to the “Borrower and its Subsidiaries” or the “Borrower and its Restricted Subsidiaries” (or phrases of like nature) shall be deemed to refer to the “Lead Borrower and its Subsidiaries” or the “Lead Borrower and its Restricted Subsidiaries” (as applicable and modified as necessary as the context requires), (ii) any reference in this Agreement and in any other Loan Document to the fiscal year or any fiscal quarter of the Borrower shall be deemed to refer to the fiscal year or the applicable fiscal quarter of the Lead Borrower and (iii) unless the context requires otherwise, any reference in this Agreement and in any other Loan Document to financial statements of the Borrower shall be deemed to refer to financial statements of the Lead Borrower.
(f)    For all purposes of this Agreement, each Co-Borrower hereby (i) authorizes the Lead Borrower to make such requests, give such notices or furnish such certificates to the Administrative Agent or the Lenders as may be required or permitted by this Agreement for the benefit of the Lead Borrower and such Co-Borrower and to give any consents on behalf of such Co-Borrower required by such earlier date; provided, further, that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates.
(b)    No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds therefrom.
(c)    The Administrative Agent shall have received a Request for Credit Extension in accordance with the requirements hereof.
Each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type or a continuation of Term SOFR Loans) submitted by the Borrower shall be deemed to be a representation and warranty that the applicable conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.
ARTICLE V
Representations and Warranties
The Borrower represents and warrants to the Agents and the Lenders on the Closing Date, on the Amendment No. 4 Effective Date, on the Amendment No. 5 Effective Date and on and as of each date as required by Section 4.02 or as required by any other provision in any Loan Document that:
Section 5.01    Existence, Qualification and Power; Compliance with Laws. The Borrower and each Restricted Subsidiary (a) is a Person duly incorporated, organized or formed, and validly existing and, where applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite corporate or other organizational power and authority to execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and, where applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, (d) is in material compliance with all applicable Laws (including to the extent required by the USA PATRIOT Act and anti-money laundering laws) and (e) has all requisite governmental licenses, authorizations, consents and approvals to operate its business as currently conducted; except in each case referred to in clause (a) (other than with respect to the Borrower), (c), (d) or (e), to the extent that failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
Section 5.02    Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is a party, and the consummation of the Amendment No. ~~4~~5 Transactions, (a) have been duly authorized by all necessary corporate or other organizational action and (b) do not and will not (i) contravene the terms of any of such Person’s Organization Documents, (ii) conflict with or result in any breach or contravention of, or require any payment to be made under (A) any Contractual Obligation exceeding the Threshold Amount to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (B) any material order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject, (iii) result in the creation of any Lien (other than under the Loan Documents and Liens subject to the Intercreditor Agreement) or (iv) violate any material Law; except (in the case of clauses (b)(ii), (b)(iii) and (b)(iv), to the extent that such conflict, breach, contravention, payment or violation could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 5.03    Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, or for the consummation of the Amendment No. ~~4~~5 Transactions, (b) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (c) the perfection or maintenance of the Liens created under the Collateral Documents (including the priority thereof) or (d) the exercise by the Administrative Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except for (i) filings necessary to perfect the Liens on the Collateral granted by the Loan Parties in favor of the Secured Parties, (ii) the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect and (iii) those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
Section 5.04    Binding Effect. This Agreement and each other Loan Document has been duly executed and delivered by each Loan Party that is party thereto. This Agreement and each other Loan Document constitutes a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity.
Section 5.05    Financial Statements; No Material Adverse Effect.
(a)The Audited Financial Statements and the Unaudited Financial Statements each fairly present in all material respects the financial condition of the Borrower and the GAAP Consolidated Members of the Borrower, in each case, as of the dates thereof and their results of operations for the period covered thereby, except as otherwise disclosed to the Administrative Agent prior to the Amendment No. ~~4~~5 Effective Date, and in the case of the Audited Financial Statements, prepared in accordance with GAAP consistently applied throughout the periods covered thereby (in the case of interim statements, subject to year-end adjustments and the absence of footnotes). All projections delivered from time to time to the Administrative Agent and Lenders, in each case, have been prepared in good faith, based on assumptions believed by the management of Borrower to be reasonable in light of the circumstances at the time of preparation; it being understood that any such projections (i) are subject to significant uncertainties and contingencies, many of which are beyond the control of the Borrower and its Subsidiaries, that no assurance can be given that any particular projections will be realized, that actual results may differ and that such differences may be material and (ii) are not a guarantee of performance.
(b)Since July 29, ~~2023~~2025, there has been no change in the condition, financial or otherwise, of the Borrower or any Restricted Subsidiary that could reasonably be expected to have a Material Adverse Effect.
Each Lender and the Administrative Agent hereby acknowledges and agrees that the Borrower and its Subsidiaries may be required to restate historical financial statements as the result of the implementation of changes in GAAP or IFRS, or the respective interpretation thereof, and that such restatements will not result in a Default or Event of Default under the Loan Documents.
Section 5.06    Litigation. Except as set forth on Schedule 5.06, there are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrower, threatened in writing or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against the Borrower or any Restricted Subsidiary or against any of their properties or revenues that could reasonably be expected to be determined adversely to the Borrower or such Restricted Subsidiary, and if so make application therefor or retain such qualification could not reasonably be expected to have a Material Adverse Effect. Each Loan Party and ERISA Affiliate has in all material respects met all applicable requirements under the Code and ERISA, and no application for a waiver of the minimum funding standards or an extension of any amortization period has been made with respect to any Plan, except to the extent such events or circumstances could not reasonably be expected to have a Material Adverse Effect.
(b)    There are no pending or, to the knowledge of Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted in or could reasonably be expected to have a Material Adverse Effect.
(c)    (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) no Loan Party or ERISA Affiliate has incurred, or reasonably expects to incur, any material liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 of ERISA with respect to a Multiemployer Plan; (iv) no Loan Party or ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA; and (v) as of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is at least 60%, and no Loan Party or ERISA Affiliate knows of any fact or circumstance that could reasonably be expected to cause the funding target attainment percentage for any such plan to drop below 60% as of such date, except to the extent such events or circumstances could not reasonably be expected to have a Material Adverse Effect.
(d)    With respect to any Foreign Plan, (i) all employer and employee contributions required by law or by the terms of the Foreign Plan have been made, or, if applicable, accrued, in accordance with normal accounting practices; (ii) the fair market value of the assets of each funded Foreign Plan, the liability of each insurer for any Foreign Plan funded through insurance, or the book reserve established for any Foreign Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations with respect to all current and former participants in such Foreign Plan according to the actuarial assumptions and valuations most recently used to account for such obligations in accordance with applicable generally accepted accounting principles; (iii) it has been registered as required and has been maintained in good standing with applicable regulatory authorities; and (iv) it has been operated in all material respects in compliance with its terms and applicable Law.
Section 5.11    [Reserved].
Section 5.12    Margin Regulations; Investment Company Act.
(a)    No Loan Party is engaged nor will it engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of any Borrowings will be used for any purpose that violates Regulation U or Regulation X of the FRB.
(b)    None of the Borrower or any Restricted Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940, as amended.
Section 5.13    Disclosure. As of the Amendment No. ~~4~~5 Effective Date, no report, financial statement, certificate or other written information furnished by or on behalf of any Loan Party to any Agent, any Lead Arranger or any Lender in connection with the transactions contemplated hereby (including the Amendment No. ~~4~~5 Transactions) and the negotiation of this Agreement (including Amendment No. ~~4~~5 hereto) or delivered hereunder or any other Loan Document (as modified or supplemented by other information so furnished) when taken as a whole contains when furnished any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made (giving effect to all supplements and updates thereto); provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time of preparation; it being understood that (i) such projections are as to future events and are not to be viewed as facts and are subject to significant uncertainties and contingencies, many of which are beyond the control of the Borrower, (ii) no assurance can be given that any particular projections will be realized and that actual results during the period or periods covered by any such projections may differ significantly from the projected results and (iii) such differences may be material.
Section 5.14    Intellectual Property; Licenses, Etc. To the knowledge of the
Borrower, each of the Loan Parties and the other Restricted Subsidiaries own, license or possess the right to use, all of the trademarks, service marks, trade names, domain names, copyrights, patents, patent rights, technology, software, know-how, trade secrets, database rights, design rights and other intellectual property rights, and all registrations and applications for registration thereof (collectively, “IP Rights”) that are used in or reasonably necessary for the operation of their respective businesses as currently conducted and without violation of the rights of any Person, except to the extent such violation or failure to own, license, or possess, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. No claim or litigation regarding any such IP Rights, is pending or, to the knowledge of the Borrower, threatened against any Loan Party or Subsidiary, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
Section 5.15    Solvency. On the Amendment No. ~~4~~5 Effective Date after giving effect to the Amendment No. ~~4~~5 Transactions, the Borrower and its Subsidiaries, on a Consolidated basis, are Solvent.
Section 5.16    Collateral Documents. The Collateral Documents are effective to create in favor of the Collateral Agent for the benefit of the Secured Parties legal, valid and enforceable Liens on and security interests in, the Collateral described therein and to the extent intended to be created thereby, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity, and (i) when all appropriate filings or recordings are made in the appropriate offices as may be required under applicable Laws (which filings or recordings shall be made to the extent required by any Collateral Document) and (ii) upon the taking of possession or control by the Collateral Agent of such Collateral with respect to which a security interest may be perfected only by possession or control (which possession or control shall be given to the Collateral Agent to the extent required by any Collateral Document or the Applicable Intercreditor Agreement), the Liens created by such Collateral Documents will constitute so far as possible under relevant Law fully perfected Liens on (with the priority set forth in the Applicable Intercreditor Agreement), and security interests in, all right, title and interest of the Loan Parties in such Collateral to the extent perfection can be obtained by filing financing statements or upon the taking of possession or control, in each case subject to no Liens other than Permitted Liens.
Section 5.17    Use of Proceeds. The proceeds of the 2018 Term Loans were used in a manner consistent with the uses set forth in the Preliminary Statements to this Agreement. The proceeds of the 2024 Term Loans shall be used to refinance, in full, the 2018 Term Loans and to pay fees and expenses in connection with such refinancing. The proceeds of the 2026 Term Loans shall be used to refinance, in full, the 2024 Term Loans.
Section 5.18    Sanctions Laws and Regulations and Anti-Corruption Laws.
(a)None of the Borrower, any Restricted Subsidiary or, to the knowledge of the Borrower or any Restricted Subsidiary, any director, officer, employee or agent thereof, is an individual or entity that is currently the target of any Sanctions Laws and Regulations. Neither the Borrower nor any Restricted Subsidiary is located, organized or resident in a Designated Jurisdiction.
(b)No proceeds of the Loans will be used by the Borrowers or their respective Subsidiaries (a) in violation of FCPA or other applicable Anti-Corruption Laws, (b) in violation of any applicable provisions of the USA PATRIOT Act, (c) in violation of applicable Sanctions Laws and Regulations or (d) in violation of the Investment Company Act of 1940.
Section 5.19    Labor Relations. Except as described on Schedule 5.19 or, with respect to clause (b), as would not reasonably be expected to have a Material Adverse Effect, (a) as of the Amendment No. 4 Effective Date neither the Borrower nor any Restricted Subsidiary is party to or bound by any collective bargaining agreement, management agreement or consulting agreement and (b) there are no material grievances, disputes or controversies with any union or other organization of the Borrower’s or any Restricted Subsidiary’s employees, or, to the Borrower’s knowledge, any asserted or threatened strikes, work stoppages or demands for collective bargaining.
Section 5.20    PACA and PSA. Except as could not reasonably be expected to have a Material Adverse Effect, no PACA Claims or PSA Claims are pending or, to the Borrower’s knowledge, threatened, against the Borrower or any of its Restricted Subsidiaries.
ARTICLE VI
Affirmative Covenants
From and after the Closing Date and for so long as any Lender shall have any Term Commitment or Incremental Revolving Commitment hereunder, any Loan or other Obligation hereunder which is accrued and payable shall remain unpaid or unsatisfied (other than (i) contingent indemnification and expense reimbursement obligations not yet due and (ii) obligations of any Loan Party or any other Restricted Subsidiary arising under Secured Hedge Agreements), the Borrower shall, and shall (except in the case of the covenants set forth in Section 6.01, Section 6.02 and Section 6.03) cause each of its Restricted Subsidiaries to:
Section 6.01    Financial Statements. Deliver to the Administrative Agent for prompt further distribution to each Lender:
(a)    as soon as available, but in any event within one hundred and twenty (120) days after the end of each fiscal year of the Borrower, a Consolidated balance sheet of the Borrower and the Restricted Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, stockholders’ equity, cash flows and changes in retained earnings for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of an independent registered public accounting firm of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception (other than (x) an emphasis of connection with the Transaction and Permitted Acquisitions or any other Investment expressly permitted hereunder;
(m)    Cash Management Obligations and other Indebtedness in respect of netting services, automatic clearinghouse arrangements, overdraft protections and similar arrangements in each case incurred in the ordinary course;
(n)    Indebtedness consisting of (a) the financing of insurance premiums or (b) take or pay obligations contained in supply arrangements, in each case, in the ordinary course of business;
(o)    Indebtedness incurred by the Borrower or any of the Restricted Subsidiaries in respect of letters of credit, bank guarantees, bankers’ acceptances, warehouse receipts or similar instruments issued or created in the ordinary course of business, including in respect of workers compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement-type obligations regarding workers compensation claims;
(p)    obligations in respect of performance, bid, appeal and surety bonds and performance and completion guarantees and similar obligations provided by the Borrower or any of the Restricted Subsidiaries or obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case in the ordinary course of business or consistent with past practice;
(q)    Indebtedness supported by a Letter of Credit (as defined in the ABL Credit Agreement) in a principal amount not to exceed the face amount of such Letter of Credit (as defined in the ABL Credit Agreement);
(r)    (i) other Indebtedness of the Borrower or any Restricted Subsidiary in an unlimited amount, so long as (A) if such Indebtedness is secured by any Liens on the Collateral (other than Liens that are junior to the Liens securing the Obligations), the Consolidated First Lien Net Leverage Ratio (calculated on a Pro Forma Basis but excluding the cash proceeds therefrom) as of the last day of the most recently ended Test Period is not greater than 3.50:1.00; provided, that if such Indebtedness is incurred in the form of a broadly syndicated term loan facility incurred on or prior to the date that is 12 months after the Amendment No. 4 Effective Date, it shall be subject to the MFN Adjustment, (B) if such Indebtedness is secured by a Lien on the Collateral that is junior to the Liens securing the Obligations, the Consolidated Secured Net Leverage Ratio (calculated on a Pro Forma Basis but excluding the cash proceeds therefrom) as of the last day of the most recently ended Test Period is not greater than 4.50:1.00 and (C) if such Indebtedness is unsecured, at the Borrower’s option, the Consolidated Total Net Leverage Ratio (calculated on a Pro Forma Basis but excluding the cash proceeds therefrom) as of the last day of the most recently ended Test Period is not greater than 4.50:1.00; provided that, with respect to all Indebtedness of this clause (r), (1) such Indebtedness shall not mature prior to the date that is ninety one (91) days after the Maturity Date of the ~~2024~~2026 Term Loans (or prior to the Latest Maturity Date applicable to the Term Loans in the case of any such Indebtedness that is secured with a Lien on the Collateral ranking pari passu with the Liens securing the Obligations) or have a Weighted Average Life to Maturity less than the Weighted Average Life to Maturity of the ~~2024~~2026 Term Loans (without giving effect to any amortization or prepayments on the outstanding ~~2024~~2026 Term Loans); provided that the foregoing requirements of this clause (1) shall not apply to the extent such Indebtedness constitutes a customary bridge facility, so long as the long-term Indebtedness into which such customary bridge facility is to be converted or exchanged satisfies the requirements of this clause (1), (2) such Indebtedness shall not have mandatory prepayment, redemption or offer to purchase events more onerous than those applicable to the ~~2024~~2026 Term Loans; provided that the foregoing requirements of this clause (2) shall not apply to the extent such Indebtedness constitutes a customary bridge facility, so long as the long-term Indebtedness into which such customary bridge facility is converted or exchanged satisfies the requirements of this clause (2), (3) with respect to such Indebtedness incurred by a Loan Party, the other terms and conditions of such Indebtedness (excluding pricing and optional prepayment or redemption terms), if not consistent with the terms of the ~~2024~~2026 Term Loans, shall not be materially more restrictive to the Loan Parties when taken as a whole (as reasonably determined by the Borrower) than the terms of the ~~2024~~2026 Term Loans (other than any terms and conditions that (x) apply only to periods after the then Latest Maturity Date with respect to the Term Loans or (y) are otherwise added for the benefit of the Term Lenders hereunder), (4) to the extent such Indebtedness is guaranteed or secured, each such Incremental Facility shall not be incurred or guaranteed by any Person that is not a Loan Party and shall not be secured by any assets that do not constitute Collateral; and (ii) any Permitted Refinancing of Indebtedness incurred under the foregoing clause (r)(i);
(s)    Indebtedness incurred by a Non-Loan Party, and guarantees thereof by Non-Loan Parties, in an aggregate principal amount not to exceed the greater of (x) $25,000,000 and (y) 3.00% of Consolidated EBITDA of the Borrower and the Restricted Subsidiaries for the most recently ended Test Period at any one time outstanding;
(t)    (i) Indebtedness (in the form of senior secured, senior unsecured, senior subordinated, junior secured or subordinated notes or loans or other secured or unsecured “mezzanine” Indebtedness) incurred by the Borrower to the extent that the Borrower shall have been permitted to incur such Indebtedness pursuant to, and such Indebtedness shall be deemed to be incurred in reliance on, Section 2.14; provided that (A) subject to Section 1.09, upon the effectiveness of such Indebtedness, no Default or Event of Default has occurred and is continuing or shall result therefrom (provided that in the case of Indebtedness the proceeds of which are used to finance a Limited Condition Transaction, no Specified Event of Default shall be continuing at the time such Limited Condition Transaction is consummated), (B) such Indebtedness shall not mature earlier than 91 days prior to the Latest Maturity Date applicable to the Term Loans (or prior to the Latest Maturity Date applicable to the Term Loans in the case of any such Indebtedness that is secured with a Lien on the Term Priority Collateral ranking pari passu with the Liens securing the Obligations); provided that the foregoing requirements of this clause (B) shall not apply to the extent such Indebtedness constitutes a customary bridge facility, so long as the long-term Indebtedness into which such customary bridge facility is to be converted or exchanged satisfies the requirements of this clause (B), (C) as of the date of the incurrence of such Indebtedness, the Weighted Average Life to Maturity of such Indebtedness shall not be shorter than that of the Term Loans; provided that the foregoing requirements of this clause (C) shall not apply to the extent such Indebtedness constitutes a customary bridge facility, so long as the long-term Indebtedness into which such customary bridge facility is to be converted or exchanged satisfies the requirements of this clause (C), (D)(i) to the extent such Indebtedness is guaranteed or secured, each such Incremental Facility shall not be incurred or guaranteed by any Person that is not a Loan Party and shall not be secured by any assets that do not constitute Collateral, (ii) the Borrower shall be the borrower under such Indebtedness and (iii) such Indebtedness shall not have mandatory prepayment, redemption or offer to purchase events more onerous than those applicable to the ~~2024~~2026 Term Loan; provided that the foregoing requirements of this clause (iii) shall not apply to the extent such Indebtedness constitutes a customary bridge facility, so long as the long-term Indebtedness into which such customary bridge facility is to be converted or exchanged satisfies the requirements of this clause (iii), (E) the other terms and conditions of such Indebtedness (excluding pricing and optional prepayment or redemption terms), if not consistent with the terms of the ~~2024~~2026 Term Loans, shall not be materially more restrictive to the Loan Parties when taken as a whole (as reasonably determined by the Borrower) than the terms of the ~~2024~~2026 Term Loans (other than any terms and conditions that (x) apply only to periods after the then Latest Maturity Date with respect to the Term Loans or (y) are otherwise added for the benefit of the Term Lenders hereunder) and (F) if such Indebtedness is in the form of a broadly syndicated term loan facility of the Loan Parties incurred on or prior to the date that is 12 months after the Amendment No. 4 Effective Date and is secured by a Lien on the Collateral that is pari passu with the Lien securing the Obligations, it shall be subject to the MFN Adjustment (if any) (such Indebtedness incurred pursuant to this clause (t) being referred to as “Permitted Alternative Incremental Facilities Debt”) and (ii) any Permitted Refinancing of Indebtedness incurred under the foregoing clause (t)(i);
(u)    additional Indebtedness in an aggregate principal amount not to exceed the greater of (x) $75,000,000 and (y) 9.00% of Consolidated EBITDA of the Borrower and the Restricted Subsidiaries for the most recently ended Test Period at any one time outstanding;
(v)    (i) Indebtedness assumed in connection with a Permitted Acquisition or other Investment not prohibited hereunder and not created in contemplation thereof, so long as (i) in the case of any such Indebtedness that is secured by a Lien on the property of any Subsidiary of the Borrower, the Consolidated Secured Net Leverage Ratio does not exceed 4.50 to 1.00 and (ii) in the case of any such Indebtedness that is unsecured, the Consolidated Total Net Leverage Ratio does not exceed 4.50 to 1.00 (in each case, calculated on a Pro Forma Basis, and after giving effect to any other transactions consummated in connection therewith but assuming that any commitments thereunder are fully drawn as of the date of assumption) and (ii) any Permitted Refinancing of Indebtedness incurred under the foregoing clause (v)(i);
(w)    (i) Indebtedness (in the form of senior secured, senior unsecured, senior subordinated, or subordinated notes or loans) incurred by the Borrower to the extent that 100% of the Net Cash Proceeds therefrom are, immediately after the receipt thereof, applied solely to the prepayment of Term Loans in accordance with Section 2.05(b)(iii); provided that (A) such Indebtedness shall not mature earlier than the Maturity Date with respect to the relevant Term Loans being refinanced, (B) as of the date of the incurrence of such Indebtedness, the Weighted Average Life to Maturity of such Indebtedness shall not be shorter than that of then-remaining Term Loans being refinanced, (C)(i) no Restricted Subsidiary is a borrower or guarantor with respect to such Indebtedness unless such Restricted Subsidiary is a Subsidiary Guarantor which shall have previously or substantially concurrently guaranteed the Obligations; (ii) if such Indebtedness is secured, such Indebtedness is secured on a pari passu basis or junior priority basis to the Obligations, such Indebtedness is not secured by any assets not securing the Obligations unless such assets substantially concurrently secure the Obligations and the beneficiaries thereof (or an agent on their behalf) shall become party to the Applicable Intercreditor Agreement and (iii) if such Indebtedness is in the form of notes, such Indebtedness is not required to be repaid, prepaid, redeemed, repurchased or defeased, whether on one or more fixed dates, upon the occurrence of one or more events or at the option of any holder thereof (except, in each case, upon the occurrence of an event of default, a change in control, an event of loss or an asset disposition), (D) the other terms and conditions of such Indebtedness (excluding pricing and optional prepayment or redemption terms), if not consistent with the terms of the ~~2024~~2026 Term Loans, shall not be materially more restrictive to the Loan Parties when taken as a whole (as reasonably determined by the Borrower) than the terms of the ~~2024~~2026 Term Loans (other than any terms and conditions that (x) apply only to periods after the then Latest Maturity Date with respect to the Term Loans being refinanced or (y) are otherwise added for the benefit of the Term Lenders hereunder) and such Indebtedness shall not participate in mandatory prepayments on a greater than pro rata basis with the Term Loans and (E) the Borrower has delivered to the Administrative Agent a certificate of a Responsible Officer of the Borrower, together with all relevant financial information reasonably requested by the Administrative Agent, including reasonably detailed calculations demonstrating compliance with clauses (A), (B), (C) and (D) and (ii) any Permitted Refinancing of Indebtedness incurred under the foregoing clause (w)(i);

(a)    Each Lender hereby agrees that (x) if the Administrative Agent notifies such Lender that the Administrative Agent has determined in its sole discretion that any funds received by such Lender from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender (whether or not known to such Lender), and demands the return of such Payment (or a portion thereof), such Lender shall promptly, but in no event later than one Business Day thereafter (or such later date as the Administrative Agent, may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (y) to the extent permitted by applicable Law, such Lender shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Lender under this Section 9.16 shall be conclusive, absent manifest error.
(b)    Each Lender hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment. Each Lender agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one Business Day thereafter (or such later date as the Administrative Agent, may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.
(c)    The Borrowers and each other Loan Party hereby agree that (x) in the event an erroneous Payment (or portion thereof) are not recovered from any Lender that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrowers or any other Loan Party, except, in each case, to the extent such erroneous Payment is, and solely with respect to the amount of such erroneous Payment that is, comprised of funds received by the Administrative Agent or any other Loan Party for the purposes of making such erroneous Payment.

(d)    ~~(d)~~    Each party’s obligations under this Section 9.16 shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Term Commitments or the repayment, satisfaction or discharge of all Obligations under any Loan Document.

Section 9.17    Borrower Communications. (a) (a) The Administrative Agent and the Lenders agree that the Borrowers may, but shall not be obligated to, make any Borrower Communications to the Administrative Agent through an electronic platform chosen by the Administrative Agent to be its electronic transmission system (the “Approved Borrower Portal”).
(b)    Although the Approved Borrower Portal and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Amendment No. 5 Effective Date, a user ID/password authorization system), each of the Lenders and Borrowers acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure, that the Administrative Agent is not responsible for approving or vetting the representatives or contacts of the Borrowers that are added to the Approved Borrower Portal, and that there may be confidentiality and other risks associated with such distribution. Each of the Lenders and the Borrowers hereby approves distribution of Borrower Communications through the Approved Borrower Portal and understands and assumes the risks of such distribution.
(c)    THE APPROVED BORROWER PORTAL IS PROVIDED “AS IS” AND “AS AVAILABLE”. THE APPLICABLE PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER COMMUNICATION, OR THE ADEQUACY OF THE APPROVED BORROWER PORTAL AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED BORROWER PORTAL AND THE BORROWER COMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE APPLICABLE PARTIES IN CONNECTION WITH THE BORROWER COMMUNICATIONS OR THE APPROVED BORROWER PORTAL. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT, ANY LEAD ARRANGER OR ANY OF THEIR RESPECTIVE RELATED PARTIES (COLLECTIVELY, “APPLICABLE PARTIES”) HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF THE BORROWERS’ TRANSMISSION OF BORROWER COMMUNICATIONS THROUGH THE INTERNET OR THE APPROVED BORROWER PORTAL.
“Borrower Communications” means, collectively, any Committed Loan Notice, notice of prepayment or other notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Borrowers to the Administrative Agent through an Approved Borrower Portal.
(d)    Each of the Lenders and the Borrowers agrees that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Borrower Communications on the Approved Borrower Portal in accordance with the Administrative Agent’s generally applicable document retention procedures and policies.
(e)    Nothing herein shall prejudice the right of the Borrowers to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

permitted under Section 7.04 or Section 7.05 shall not be subject to this clause (f) to the extent such transaction does not result in the release of all or substantially all of the Guaranty;

(g)    change the definition of “Required Lenders,” any provision of this Agreement that expressly provides that the consent of all Lenders or all directly affected Lenders is required or this Section 10.01 without the written consent of each Lender; or

(h)    expressly subordinate the payment priority of the Obligations hereunder or the Liens granted hereunder or under the other Loan Documents on the Collateral securing the Obligations to any other Indebtedness for borrowed money without the written consent of each Lender directly and adversely affected thereby, except in the case of (x) any Indebtedness that is permitted by this Agreement (as in effect on the Amendment No. ~~4~~5 Effective Date) to rank (or be made to rank) senior in payment or lien priority to the Obligations or (y) any “debtor in-possession” facility (or similar facility under applicable law);
and provided, further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of, or any fees or other amounts payable to, the Administrative Agent under this Agreement or any other Loan Document; (ii) Section 10.07(h) may not be amended, waived or otherwise modified without the consent of each Granting Lender all or any part of whose Loans are being funded by an SPC at the time of such amendment, waiver or other modification; (iii) (A) (i) any amendment or waiver that by its terms affects the rights or duties of Lenders holding Loans, Term Commitments or Incremental Revolving Commitments of a particular Class (but not the Lenders holding Loans, Term Commitments or Incremental Revolving Commitments of any other Class) will require only the requisite percentage in interest of the affected Class of Lenders that would be required to consent thereto if such Class of Lenders were the only Class of Lenders and (ii) any amendment or waiver that alters the required application of any repayment or prepayment as between Classes shall require the consent of the Required Lenders of each affected Class which is being allocated a lesser repayment or prepayment as a result thereof and (B) in determining whether the requisite percentage of Lenders have consented to any amendment, modification, waiver or other action, any Defaulting Lenders shall be deemed to have voted in the same proportion as those Lenders who are not Defaulting Lenders, except with respect to (x) any amendment, waiver or other action which by its terms requires the consent of all Lenders or each affected Lender and (y) any amendment, waiver or other action that by its terms adversely affects any Defaulting Lender in its capacity as a Lender in a manner that differs in any material respect from other affected Lenders, in which case the consent of such Defaulting Lender shall be required. Notwithstanding the foregoing, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, and the Borrower and the Administrative Agent (a) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loans, the Incremental Term Loans, if any, and the accrued interest and fees in respect thereof and (b) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders.
Notwithstanding anything to the contrary contained in this Section 10.01, any guarantees, collateral security documents and related documents executed by Subsidiaries in connection with this Agreement may be in a form reasonably determined by the Administrative Agent and may be, together with this Agreement, amended, supplemented and waived with the consent of the Administrative Agent at the request of the Borrower without the need to obtain the consent of any Lender if such amendment, supplement or waiver is delivered in order (i) to comply with local Law or advice of local counsel, (ii) to cure ambiguities, omissions, mistakes or defects or (iii) to cause such guarantee, collateral security document or other document to be consistent with this Agreement and the other Loan address, facsimile number or electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:
(i)    if to the Borrower or the Administrative Agent, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.02 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties; and
(ii)    if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a written notice to the Borrower and the Administrative Agent.
All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and (ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by mail, four (4) Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail or Approved Borrower Portals (which form of delivery is subject to the provisions of Section 10.02(b)), when delivered; provided that notices and other communications to the Administrative Agent pursuant to Article II shall not be effective until actually received by such Person during the person’s normal business hours. In no event shall a voice mail message be effective as a notice, communication or confirmation hereunder.
(b)    Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) or Approved Borrower Portals pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in their discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.
Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received when sent absent receipt of a failure to deliver notice within 30 minutes of such notice or communication being sent (it being understood that an “out of office” reply does not constitute a failure to deliver notice for this purpose), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.
(c)    The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A

Section 10.04 shall survive the termination of the Aggregate Commitments and repayment of all other Obligations. All amounts due under this Section 10.04 shall be paid within 30 days of receipt by the Borrower of an invoice relating thereto setting forth such expenses in reasonable detail.
Section 10.05    Indemnification by the Borrower. Whether or not the transactions contemplated hereby are consummated, the Borrower shall indemnify and hold harmless each Agent-Related Person, each Lender, each Closing Date Lead Arranger, each Lead Arranger and their respective Affiliates and their and their Affiliates’ respective partners, directors, officers, employees, counsel, agents, advisors, controlling persons and other representatives (collectively, the “Indemnitees”) from and against any and all losses, liabilities, damages, claims, and reasonable and documented or invoiced out-of-pocket fees and expenses (including (i) reasonable Attorney Costs of one counsel for all Indemnitees, taken as a whole, and, if necessary, one firm of local counsel in each appropriate jurisdiction (which may include a single special counsel acting in multiple jurisdictions) for all Indemnitees (and, in the case of an actual or perceived conflict of interest, where the Indemnitee affected by such conflict informs the Borrower of such conflict and thereafter retains its own counsel, of another firm of counsel for such affected Indemnitee) and (ii) reasonable and documented fees or expenses with respect to any other advisor or consultant, solely to the extent that the Borrower has consented to the retention of such Person) of any such Indemnitee arising out of or relating to any claim or any litigation or other proceeding (regardless of whether such Indemnitee is a party thereto and whether or not such proceedings are brought by the Borrower, its equity holders, its Affiliates, creditors or any other third person) that relates to the Transaction ~~or~~, the Amendment No. 4 Transactions or the Amendment No. 5 Transactions, including the financing contemplated hereby, of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (a) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (b) any Term Commitment, Loan or the use or proposed use of the proceeds therefrom, or (c) any actual or alleged presence or Release or threat of Release of Hazardous Materials on, at, under or from any property currently or formerly owned, leased or operated by the Borrower, any other Loan Party or any of their respective Subsidiaries, or any Environmental Liability related in any way to the Borrower, any other Loan Party or any of their respective Subsidiaries, or (d) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) (all the foregoing, collectively, the “Indemnified Liabilities”), in all cases, whether or not caused by or arising, in whole or in part, out of the negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements resulted from (w) the gross negligence, bad faith or willful misconduct of such Indemnitee or of any of its controlled Affiliates or controlling Persons or any of the partners, officers, directors, employees, agents, advisors or members of any of the foregoing (as determined by a court of competent jurisdiction in a final and non-appealable decision), (x) a material breach of the Loan Documents by such Indemnitee or one of its Affiliates (as determined by a court of competent jurisdiction in a final and non-appealable decision), (y) disputes solely between and among such Indemnitees to the extent such disputes do not arise from any act or omission of the Borrower or any of their Affiliates (other than with respect to a claim against an Indemnitee acting in its capacity as an Agent, a Closing Date Lead Arranger or a Lead Arranger or similar role under the Loan Documents unless such claim arose from the gross negligence, bad faith or willful misconduct of such Indemnitee (as determined by a court of competent jurisdiction in a final and non-appealable decision)) or (z) any settlement in connection with any Indemnified Liabilities effected without the Borrower’s written consent (which consent shall not be unreasonably withheld or delayed), but if settled with the Borrower’s written consent or if there is a final judgment against such Indemnitee, the Borrower agrees to indemnify and hold harmless each Indemnitee from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements by reason of such settlement or judgment in accordance with the other provisions of this Section 10.05.
No Protected Person shall be liable for any damages arising from the use by others of any information or other materials obtained through SyndTrak ~~or~~, any Approved Borrower Portal or other similar information transmission systems in connection with this Agreement, nor shall any Indemnitee or any Loan Party have any liability for any special, punitive, indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date); provided that the foregoing shall not limit any Loan Party’s indemnification obligations hereunder.
In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 10.05 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, managers, partners, stockholders or creditors or an Indemnitee or any other Person, whether or not any Indemnitee is otherwise a party thereto and whether or not any of the transactions contemplated hereunder or under any of the other Loan Documents is consummated. All amounts due under this Section 10.05 shall be paid within thirty (30) days after demand therefor; provided, however, if the Borrower has reimbursed any Indemnitee for any legal or other expenses in connection with any Indemnified Liabilities and there is a final non-appealable judgment of a court of competent jurisdiction that the Indemnitee was not entitled to indemnification or contribution with respect to such Indemnified Liabilities pursuant to the express terms of this Section 10.05, then the Indemnitee shall promptly refund such expenses paid by the Borrower to the Indemnitee. The agreements in this Section 10.05 shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations. For the avoidance of doubt, this Section 10.05 shall not apply to Taxes other than Taxes that represent liabilities, obligations, losses, damages, etc., with respect to a non-Tax claim.
Section 10.06    Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to any Agent or any Lender, or any Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by any Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate (or if the Federal Funds Rate is not available, a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation).
Section 10.07    Successors and Assigns.
(a)    The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except as otherwise provided herein (including without limitation as permitted under Section 7.04), neither the Borrower nor any of their respective Subsidiaries may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee, (ii) by way of employees, attorneys, accountants and advisors, and to their respective Affiliates involved in the Transaction ~~or~~, the Amendment No. 4 Transactions or the Amendment No. 5 Transactions on a “need to know” basis and who are made aware of the confidential nature of such information and have been advised of this obligation to keep information of this type confidential; provided, that the Administrative Agent or such Lender shall remain liable for the breach of the provisions of this paragraph by such directors, officers, agents, employees, attorneys, accountants and advisors, (b) on a confidential basis to any bona fide potential Lender, prospective participant or swap counterparty (in each case, other than a Disqualified Lender and other persons to whom the Borrower has affirmatively declined to consent to the syndication or assignment thereto prior to the disclosure of such confidential Information to such Person) that agrees to keep such information confidential in accordance with (x) the provisions of this paragraph for the benefit of the Borrower or (y) other customary confidentiality language in a “click-through” arrangement, (c) as required by the order of any court or administrative agency or in any pending legal, judicial or administrative proceeding, or otherwise as required by applicable law, regulation or compulsory legal process (in which case the Administrative Agent or applicable Lender agrees to use commercially reasonable efforts to inform the Borrower promptly thereof to the extent lawfully permitted to do so (except with respect to any audit or examination conducted by bank accountants or any self-regulatory authority or governmental or regulatory authority exercising examination or regulatory authority)), (d) to the extent requested by any bank regulatory authority having jurisdiction over the Administrative Agent or any Lender (including in any audit or examination conducted by bank accountants or any self-regulatory authority or governmental or regulatory authority exercising examination or regulatory authority), (e) to the extent such Information: (i) becomes publicly available other than as a result of a breach of this Agreement or other confidential obligation owed by the Administrative Agent or such Lender the Borrower or any of the Subsidiaries, Supervalu or any of their respective Affiliates or (ii) becomes available to the Administrative Agent or any Lender on a non-confidential basis from a source other than the Borrower or on its behalf that, to the Administrative Agent’s or such Lender’s knowledge (after due inquiry), is not in violation of any confidentiality obligation owed to the Borrower or any of the Subsidiaries, Supervalu or any of their respective Affiliates, (f) to the extent the Borrower shall have consented to such disclosure in writing (which may include through electronic means), (g) for purposes of establishing any defense available under securities laws, including, without limitation, establishing a “due diligence” defense or to defend any claim related to this Agreement, (h) to the extent independently developed by the Administrative Agent or any Lender without reliance on confidential Information, or (i), solely with respect to the existence of this credit facility, to market data collectors, similar services providers to the lending industry, and service providers to the Administrative Agent and the Lenders in connection with the administration and management of this Facility. For the purposes of this Section 10.08, “Information” means all information received from any Loan Party or its Affiliates or its Affiliates’ directors, managers, officers, employees, trustees, investment advisors or agents, relating to the Borrower or any of their Subsidiaries or their business, other than (x) any such information that is available to any Agent or any Lender on a nonconfidential basis and other than information pertaining to this Agreement routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry prior to disclosure by any Loan Party other than as a result of a breach of this Section 10.08, including, without limitation, information delivered pursuant to Section 6.01, 6.02 or 6.03 hereof and (y) after a Specified Event of Default, the list of Disqualified Lenders.
Section 10.09    Setoff. In addition to any rights and remedies of the Lenders provided by Law, upon the occurrence and during the continuance of any Event of Default, each Agent and its Affiliates and each Lender and its Affiliates is authorized at any time and from time to time, without prior notice to the Borrower or any other Loan Party, any such notice being waived by the Borrower (on its own behalf and on behalf of each Loan Party and its Subsidiaries) to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other Indebtedness (in any currency) at any time owing by, such Agent and its